UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

XERIUM TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

8537 Six Forks Road

Suite 300

Raleigh, NC 27615

April 26, 2011

Dear Stockholder:

You are cordially invited to attend our 2011 Annual Meeting of Stockholders. The meeting will be held on June 17, 2011 at 9:00 A.M., Eastern Time, at our offices located at 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

The matters to be acted upon at the meeting are described in the accompanying Notice of 2011 Annual Meeting of Stockholders and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. Your shares can be represented at the meeting by promptly completing, signing, dating, and mailing the accompanying proxy card or voting instruction form. You may also vote by proxy over the Internet.

We hope that you will join us on June 17, 2011. Your continuing interest is very much appreciated.

Sincerely,

Stephen R. Light

President, Chief Executive Officer and Chairman

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 A.M., Eastern Time

Date	June 17, 2011

Place	Offices of Xerium Technologies, Inc. located at 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

Purpose	1. To elect eight directors.

2. To approve Amendment No. 1 to the 2010 Equity Incentive Plan.

3. To ratify the selection of Ernst & Young LLP as Xerium Technologies, Inc.’s independent registered public accounting firm.

4. To hold an advisory vote on executive compensation.

5. To hold an advisory vote on the frequency of future advisory votes on executive compensation.

6. To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Record Date	The directors have fixed the close of business on April 18, 2011 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, you will be asked to present valid picture identification such as a driver’s license or passport. If your company stock is held in a brokerage account or by a bank or other nominee and your name does not appear on our list of stockholders, you are considered the beneficial owner of shares held in street name. In this case, this proxy statement is being forwarded to you by your broker or nominee. If your stock is held in street name, in addition to picture identification, you should bring with you a letter or account statement showing that you were the beneficial owner of the stock on the record date in order to be admitted to the meeting.

Voting by Proxy	Please submit a proxy card or, for shares held in street name, voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. You may also vote by proxy over the Internet. If your shares are held in street name, you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Stockholders to Be Held on June 17, 2011: the Proxy Statement and Annual Report to Stockholders are available in the Investor Relations section of our website at www.xerium.com.

By order of the Board of Directors,

Stephen R. Light

April 26, 2011	President, Chief Executive Officer and Chairman

XERIUM TECHNOLOGIES, INC.

8537 Six Forks Road

Suite 300

Raleigh, NC 27615

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2011

GENERAL INFORMATION

The Board of Directors (the “Board”) of Xerium Technologies, Inc. (“Xerium”) is soliciting proxies for our 2011 Annual Meeting of Stockholders (the “Annual Meeting”). You are receiving a proxy statement because you own shares of Xerium common stock that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether or not you attend the Annual Meeting. The proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision. We will mail the notice of Annual Meeting, proxy statement, and proxy card to stockholders beginning on or about April 26, 2011. Unless otherwise noted, all numbers of shares and share prices relating to our common stock in this proxy statement reflect the 1-for-20 reverse stock split of our common stock on May 25, 2010.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is for stockholders of Xerium to address all business that may come before the meeting and to vote on the following matters:

•	the election of eight directors;

•	the approval of Amendment No. 1 to the 2010 Equity Incentive Plan (the “2010 Plan”);

•	the ratification of the appointment of Ernst &Young LLP as our independent registered public accounting firm;

•	approval of the advisory vote on executive compensation; and

•	approval of the advisory vote on the frequency of future advisory votes on executive compensation.

The Board recommends a vote FOR the election of the eight directors, FOR the approval of Amendment No. 1 to the 2010 Plan, FOR the ratification of the appointment of Ernst &Young LLP as our independent registered public accounting firm, FOR the approval of the advisory vote on executive compensation and FOR “three years” (as opposed to one year or two years) for the frequency of future stockholder votes on executive compensation.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many Xerium stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As discussed below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company (“AST”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by AST on behalf of Xerium. As the stockholder of record, you have the right to grant your voting proxy directly to Xerium or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use. You may also vote by proxy over the Internet.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to them so that you can receive a legal proxy to present at the Annual Meeting.

How can I attend the Annual Meeting?

If you are listed as a stockholder of record as of April 18, 2011 you may attend the Annual Meeting if you bring proof of identification. If you are the beneficial owner of shares held in street name, you will need to bring proof of identification and provide proof of ownership by bringing either a copy of a brokerage statement or a letter from the record holder indicating that you owned the shares as of April 18, 2011.

How can I vote my shares in person at the Annual Meeting?

If you are the stockholder of record you may vote your shares in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. If you are the beneficial owner of shares held in street name you may vote your shares in person at the Annual Meeting if, in addition to proof of identification, you bring both a brokerage statement or a letter from the record holder indicating that you owned the shares as of April 18, 2011 and a legal proxy from the record holder issued in your name, which you will need to obtain in advance. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. For shares you hold directly as the stockholder of record, you may vote by granting a proxy or, for shares you hold beneficially in street name, you may vote by submitting voting instructions to your broker or nominee. You may submit your proxy or voting instruction card by marking, dating and signing it and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. For shares you hold directly as the stockholder of record, please refer to the more detailed instructions included on your proxy card. For shares you hold beneficially in street name, please refer to the more detailed instructions included on the voting instruction card included by your broker or nominee.

If you are a stockholder of record, you may also vote by proxy over the Internet by going to the website of our tabulator, AST, at www.voteproxy.com and following the instructions you will find there. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

Can I change my vote?

You may revoke your signed proxy to management at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by submitting new voting instructions over the Internet, or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 18, 2011.

How many votes can be cast by all stockholders?

There were 15,016,493 shares of our common stock outstanding on the record date and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.

What is a quorum?

A quorum is the minimum number of shares required to hold a meeting. Under our By-Laws, a majority of the outstanding shares of stock entitled to vote at the Annual Meeting, or 7,508,247 shares, must be represented in person or by proxy for a quorum.

What vote is required to approve each item?

For the election of the directors, the eight directors who receive the greatest number of votes cast in favor in person or by proxy will be elected directors.

Under the New York Stock Exchange (the “NYSE”) listing standards, the proposal to approve Amendment No. 1 to the 2010 Plan requires approval by a majority of the votes cast in person or by proxy, provided that the total votes cast on the proposal represent over 50% of all shares entitled to vote.

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm requires approval by a majority of the votes cast in person or by proxy. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee may change the appointment at any time during the year if it determines that such change would be in our best interest and the best interests of our stockholders.

The proposal to approve the advisory vote on executive compensation requires approval by a majority of the votes cast in person or by proxy. Because your vote is advisory, it will not be binding upon the Board, it will not overrule any decision by the Board, and it will not create or imply any additional fiduciary duties of the Board or any member thereof. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The proposal to approve the frequency of future advisory votes on executive compensation requires approval by a majority of the votes cast in person or by proxy. Because your vote is advisory, it will not be binding upon the Board, it will not overrule any decision by the Board, and it will not create or imply any additional fiduciary duties on the Board or any member thereof. However, we will take into account the outcome of the vote when considering matters to be submitted to stockholders in the future. If none of the frequency options (one, two or three years) receives formal approval, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders.

If there are insufficient votes to approve Amendment No. 1 to the 2010 Plan, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, the advisory vote on executive compensation, or the frequency of future advisory votes on executive compensation, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by us to act as tellers for the meeting. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes “for” a director. Shares properly voted to “abstain” and broker non-votes on a particular matter are considered as shares that are entitled to vote for the purpose of determining a quorum but are generally not treated as votes cast for the matter. A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

For purposes of the NYSE listing standards, abstentions are treated as votes cast and therefore will have the same effect as a vote against the proposal to approve Amendment No. 1 to the 2010 Plan. Broker non-votes will have no effect on this proposal, although they may impair our ability to satisfy the NYSE requirement that the total votes cast on the proposal represent over 50% of all shares entitled to vote.

What happens if the meeting is postponed or adjourned?

Your proxy to management may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who can help answer my questions about the Annual Meeting or how to submit or revoke my proxy?

If you are the stockholder of record, please contact:

Investor Relations

Xerium Technologies, Inc.

8537 Six Forks Road

Suite 300

Raleigh, NC 27615

Telephone: 919-526-1444

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your broker directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Information with Respect to Nominees for Directors

Eight directors will be elected at the Annual Meeting. The Board has recommended as nominees for election as directors the persons named in the table below. All of the nominees are currently directors of Xerium. All directors elected at the Annual Meeting will serve until the 2012 Annual Meeting of Stockholders, and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal. For a discussion of the arrangements pursuant to which certain directors were selected, see the section “Chapter 11 Filing, Emergence and Plan of Reorganization” below.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board will be voted for the election as directors of the eight nominees listed below. We have no reason to believe that any nominee will be unavailable for election at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting.

The following table sets forth as to each nominee for election at the Annual Meeting: (i) the nominee’s positions with Xerium and principal occupation during the past five years; (ii) the nominee’s other directorships, including any directorships held during the past five years, with publicly held companies or investment companies; (iii) the nominee’s age as of April 26, 2011; and (iv) the nominee’s period of service as a director of Xerium.

Name	Positions with Xerium and Principal Occupation and Other Directorships	Age	Director Since
Stephen R. Light	Mr. Light has served as our President, Chief Executive Officer and as a director since February 2008. Beginning in July 2008, Mr. Light has also served as Chairman. Mr. Light was previously President and Chief Executive Officer of Flow International Corp., a publicly traded producer of industrial waterjet cutting and cleaning equipment from January 2003 to July 2007. Prior to Flow, Mr. Light was President and Chief Executive Officer of OmniQuip Textron from October 2000 to January 2003. Mr. Light has also held various management positions within General Electric Company, Emerson Electric Co. and Koninklijke Philips N.V. Mr. Light’s leadership skills and management experience, including serving as Chief Executive Officer for multiple companies, qualify him to serve on the Board. As our Chief Executive Officer, Mr. Light brings to the Board a critical perspective and understanding of our business strategy, and can provide the Board valuable insight into our management and operations.	64	February 2008

Name	Positions with Xerium and Principal Occupation and Other Directorships	Age	Director Since

David A. Bloss, Sr.	Mr. Bloss has served as a director since April 19, 2011. Mr. Bloss served as Chairman, President, and Chief Executive Officer of CIRCOR International, Inc., a supplier of valves and accessories, from December 1998 to March 2008. Mr. Bloss retired as Chairman of the Board of CIRCOR in February 2009. From June 1993 until December 1998, Mr. Bloss served as Executive Vice President and then President and Chief Operating Officer of Watts Industries, Inc., which spun off CIRCOR as of October 18, 1999. Earlier in his career, Mr. Bloss worked with the auditing firm of Price Waterhouse & Co. where he gained his certified public accountant credentials. Mr. Bloss currently serves on the Board of Directors of Magnetek, Inc., a provider of digital power and motion control systems. Mr. Bloss was recommended for nomination as a director by a third-party search firm. Mr. Bloss brings to the Board significant management experience and familiarity with reporting requirements of public companies, which gives him a valuable perspective in his role as a director. His qualifications to serve as a director also include his financial background and his manufacturing experience.	60	April 2011

Ambassador April H. Foley	Ambassador Foley has served as a director since May 25, 2010. Ambassador Foley served as the United States Ambassador to Hungary from 2006 to 2009. Prior to serving as U.S. Ambassador to Hungary, she held several positions at the Export-Import Bank of the United States. After first serving as a Director of the Bank, she was appointed to be First Vice President and Vice Chairman in 2003. Ambassador Foley also previously held various positions with PepsiCo, Inc. She also serves on the Board of Directors of Alliant Techsystems Inc., an aerospace and defense company. Ambassador Foley’s financial background and international experience, including her public service for the federal government of the United States, qualify her to serve on the Board. Ambassador Foley’s extensive knowledge of international affairs, including the international financial system, enables her to offer valuable insight, judgment and perspectives in support of the Board’s oversight role and its other functions.	63	May 2010

Jay J. Gurandiano	Mr. Gurandiano has served as a director since December 1, 2008. He has been the Managing Director of Stone House Investment Holdings Inc., an investment holdings company, since January 2001. He also served as the Chairman of the Board of Directors of Ainsworth Lumber Co. Ltd., a lumber and wood products company, until May 2010. Mr. Gurandiano brings to the Board significant management experience, particularly with respect to the paper industry, which gives him a valuable perspective in his role as a director. His qualifications to serve as a director also include his legal background and his private equity investment experience.	64	December 2008

Name	Positions with Xerium and Principal Occupation and Other Directorships	Age	Director Since

John F. McGovern	Mr. McGovern has served as a director since May 25, 2010. Mr. McGovern is the founder, and since 1999 a partner, of Aurora Capital LLC, a private investment and consulting firm based in Atlanta, GA. Prior to founding Aurora Capital, Mr. McGovern served in a number of positions of increasing responsibility at Georgia-Pacific Corporation from 1981 to 1999, including Executive Vice President/Chief Financial Officer from 1994 to 1999. Mr. McGovern has served as a director of Collective Brands, Inc. since 2003 and as a director of Neenah Paper, Inc. since 2006. Mr. McGovern previously served as a director of GenTek, Inc. from 2003 to 2009. Mr. McGovern brings to the Board significant executive leadership and financial experience in the paper industry, including his experience as Chief Financial Officer of Georgia-Pacific Corporation. In addition, Mr. McGovern brings to the Board the views and judgment of a leader who is highly respected for his business expertise and acumen.	64	May 2010

Edward F. Paquette	Mr. Paquette has served as a director since July 2004. He served as Vice President, Chief Financial Officer and a director of Standex International Corp., a diversified manufacturing company listed on the NYSE, from September 1997 to August 2001, when he retired. Prior to joining Standex International Corp., he was a certified public accountant and partner at Deloitte & Touche LLP for 26 years. Mr. Paquette’s financial expertise and accounting skills, as well as his past management experience with a manufacturing company, qualify him to serve on the Board. Mr. Paquette has over six years of service on the Board and at various times has served on the Nominating and Governance Committee, the Compensation Committee and the Audit Committee, including as Chair of the Audit Committee. Mr. Paquette’s tenure and knowledge of our history and the functioning of the Board brings continuity of experience to the Board. In addition, he brings significant financial experience to the Board from his prior experience as a Chief Financial Officer of a public company and certified public accountant.	75	July 2004

Marc L. Saiontz	Mr. Saiontz has served as a director since May 25, 2010. He is currently a Managing Director of American Securities LLC, whom he has been with for more than a dozen years. Mr. Saiontz is currently a director of Weasler Engineering, PDM Bridge, NEP Broadcasting and Unison Holdings. He was previously a director of Unifrax Corporation. Mr. Saiontz attended Stanford Graduate School of Business and during this time worked overseas with a European-based telecommunications and infrastructure company. Mr. Saiontz’s business, management and investment experience qualify him to serve on the Board. Mr. Saiontz brings to the Board a wealth of experience as a director who has served in several roles on the boards of various companies. In addition, we believe that given Mr. Saiontz’s affiliation with American Securities, a significant stockholder and former lender of Xerium, he can serve as a valuable resource to the Board in understanding and interfacing with our stakeholders.	38	May 2010

Name	Positions with Xerium and Principal Occupation and Other Directorships	Age	Director Since

James F. Wilson	Mr. Wilson has served as a director since May 25, 2010. He has been a principal of Carl Marks Management Company, LLC since 2001, which manages investment partnerships focused on distressed securities. Mr. Wilson previously served as a director of Seneca Foods Corporation from 2008 to 2009. Mr. Wilson earned a B.A. in Economics from Dartmouth College, and an MBA from Harvard Graduate School of Business Administration. Mr. Wilson’s investment management and business experience qualify him to serve on the Board. In addition, we believe that given Mr. Wilson’s affiliation with Carl Marks, a significant lender and stockholder of Xerium, he can serve as a valuable resource to the Board in understanding and interfacing with our stakeholders.	53	May 2010

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE EIGHT NOMINEES FOR DIRECTOR NAMED ABOVE.

Chapter 11 Filing, Emergence and Plan of Reorganization

On March 30, 2010, we and certain of our subsidiaries (the “Debtor Subsidiaries”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On May 12, 2010, the Bankruptcy Court held a hearing to consider confirmation of our amended joint prepackaged plan of reorganization (the “Plan of Reorganization”) and entered an order confirming the Plan of Reorganization. On May 25, 2010 (the “Effective Date”), the Plan of Reorganization became effective and we and the Debtor Subsidiaries emerged from chapter 11.

Upon the Effective Date, by operation of the Plan of Reorganization, and as discussed in “Certain Relationships and Related Transactions—Plan of Reorganization,” all of our common stock then outstanding, par value $0.01 (the “Old Common Stock”) was cancelled and approximately 82.6% of our new common stock, par value $0.001 (the “New Common Stock”) was issued to our lenders and swap counterparties. Holders of our Old Common Stock were issued approximately 17.4% of the New Common Stock, along with warrants to purchase up to an additional 10% of the New Common Stock outstanding on the Effective Date on a fully diluted basis. As a result of these issuances, Apax Europe IV GP Co. Ltd. and its affiliated entities, which previously owned approximately 48.8% of our Old Common Stock, owned approximately 8.4% of our New Common Stock on the Effective Date, along with warrants to purchase an additional 5.4%.

The Plan of Reorganization provided that the Board of Directors was to be reconstituted to consist of seven directors, including the Chief Executive Officer, one director nominated by our then-current Board, and five directors nominated by certain of our lenders. Pursuant to the Plan of Reorganization, on the Effective Date, the Board was reconstituted and became comprised of Stephen R. Light, Ambassador April H. Foley, Jay J. Gurandiano, John G. McGovern, Edward F. Paquette, Marc L. Saiontz, and James F. Wilson. In addition, we entered into (i) a Director Nomination Agreement with AS Investors, LLC (together with its affiliates, “American Securities”), and (ii) a Director Nomination Agreement with Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Opportunities Fund, L.P. (together with their affiliates, “Carl Marks”). These agreements enable American Securities and Carl Marks to designate one director each for nomination to the Board, and are described in the section “Certain Relationships and Related Transactions—Director Nomination Agreements” below. Messrs. Saiontz and Wilson were nominated to the Board pursuant to the Director Nomination Agreements.

CORPORATE GOVERNANCE

Director Independence

The Board has adopted Corporate Governance Guidelines that include standards for the independence of directors in accordance with the rules and regulations of the NYSE. The standards for the independence of directors are included in the Corporate Governance Guidelines available on our website at www.xerium.com. Using the standards set forth in the Corporate Governance Guidelines, the Board has determined that each of Ambassador Foley and Messrs. Bloss, Gurandiano, McGovern, Paquette, Saiontz, and Wilson is independent.

Board Meetings and Director Attendance at the Annual Meeting

The Board held twelve meetings during 2010. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that director served during 2010 (in each case, which were held during the period for which he was a director and/or a member of the applicable committee). We encourage our directors to attend Annual Meetings of Stockholders and believe that attendance at Annual Meetings of Stockholders is just as important as attendance at meetings of the Board and its committees. All of our seven directors at the time attended the 2010 Annual Meeting of Stockholders.

Board Leadership Structure

Our President and Chief Executive Officer is also the Chairman of the Board, and we have a lead independent director with broad authority and responsibility. The Board has determined that it is appropriate for Stephen R. Light to serve as both our President and Chief Executive Officer and our Chairman of the Board since Mr. Light has the most familiarity with Xerium and its unique challenges from his position in senior management. Mr. Light has been our President and Chief Executive Officer since February 2008 and the Chairman since July 2008 and oversaw our prepackaged chapter 11 bankruptcy proceedings and emergence. The Board also believes Mr. Light’s combined role provides us with strong and consistent leadership and is the most effective way to ensure that we remain focused on the key issues affecting us. Mr. Light also acts as a bridge between management and the Board, helping both groups to act with common purpose and thereby ensuring maximum value for stockholders.

James F. Wilson currently serves as the Board’s lead independent director. The lead independent director’s responsibilities include (1) setting the agenda for executive sessions of the Board held among independent directors; (2) calling meetings of the independent directors, as necessary; and (3) serving as liaison between the Chairman and the independent directors. The role of the lead independent director is flexible and helps promote a strong, independent oversight function of the Board. This oversight function is enhanced by the fact that each committee of the Board is comprised entirely of independent directors.

Given the experience of Mr. Light and the role of the lead independent director, the Board finds the combined role of the President, Chief Executive Officer and Chairman to be in our best long-term interest and the best long-term interests of our stockholders at this time.

Board Oversight and Risk Management

We operate in a complex environment and are subject to a number of significant risks. The Board works with our management to manage the various risks we face. The role of the Board is one of oversight of our risk management processes and procedures; the role of management is to develop and implement those processes and procedures on a strategic and daily basis and to identify, manage, and mitigate the risks that we face. As part of its oversight role, the Board regularly discusses, both with and without management present, our risk profile and how our business strategy effectively manages and leverages the risks that we face.

To facilitate its oversight of Xerium, the Board has delegated certain functions (including the oversight of risks related to these functions) to committees of the Board. The Audit Committee reviews and discusses with management our policies relating to financial risk assessment and management, including steps that management has taken or should have taken to minimize risk to us; the Compensation Committee evaluates the risks presented by our compensation programs and analyzes these risks when designing compensation plans; and the Nominating and Governance Committee oversees our policies related to risk management and assessment. The roles of these committees are discussed in more detail below.

Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Board Committees

The Board has standing Audit, Compensation, and Nominating and Governance Committees, as described more fully below. The Audit Committee is comprised of five independent directors, the Compensation Committee is comprised of four independent directors and the Nominating and Governance Committee is comprised of four independent directors. We also have a standing Executive Committee, comprised of Messrs. Light, Saiontz, and Wilson, which meets periodically to discuss our strategic considerations.

Audit Committee. John F. McGovern is the Chair and David A. Bloss, Sr., Ambassador April H. Foley, Jay J. Gurandiano and Edward F. Paquette are the other current members of our Audit Committee. The Audit Committee met five times during 2010. The Board has determined that each member of our Audit Committee is independent within the meaning of the rules and regulations of the NYSE. Furthermore, as required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), no member of the Audit Committee receives, directly or indirectly, any consulting, advisory, or other compensatory fees from us other than Board and committee fees. The Board has determined that Edward F. Paquette and John F. McGovern are “audit committee financial experts” within the meaning of the rules and regulations of the SEC. The Audit Committee operates pursuant to a written charter that is available free of charge on our website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

The principal duties and responsibilities of the Audit Committee are as follows: (a) to monitor our financial reporting process and internal control systems, including our policies relating to financial risk assessment and management; (b) to appoint and replace our independent registered public accounting firm, determine its compensation and other terms of engagement, and oversee its work; (c) to oversee the performance of our internal audit function; and (d) to oversee our compliance with legal, ethical, and regulatory matters. The Audit Committee and the Board have established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and for confidential, anonymous submission by our employees of concerns regarding questionable accounting or other matters, as described under “Policies on Communicating with Non-Management Directors and Reporting Concerns Regarding Accounting and Other Matters.” The Audit Committee also has the authority to hire independent counsel and other advisors to carry out the Audit Committee’s duties, and we are required to provide appropriate funding, as the Audit Committee determines, to compensate any advisors retained by the Audit Committee.

The report of the Audit Committee is included in this Proxy Statement under “Audit Committee Report.”

Compensation Committee. Jay J. Gurandiano is the Chair and John F. McGovern, Marc L. Saiontz, and James F. Wilson are the other current members of our Compensation Committee. The Compensation Committee met ten times during 2010. The Board has determined that each member of the Compensation Committee is independent within the meaning of the rules and regulations of the NYSE. The Compensation Committee operates pursuant to a written charter that is available free of charge our website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

The principal duties and responsibilities of the Compensation Committee are as follows: (a) to provide oversight on the development and implementation of our compensation policies, strategies, plans, and programs for our key employees and disclosure relating to these matters; (b) to review and approve the compensation of our chief executive officer and the other executive officers of Xerium and its subsidiaries; and (c) to provide oversight concerning the selection of officers, management succession planning, performance of individual executives, and related matters.

The report of the Compensation Committee is included in this Proxy Statement under “Compensation Committee Report.”

Nominating and Governance Committee. Ambassador April H. Foley is the Chair and David A. Bloss, Sr., Edward F. Paquette and James F. Wilson are the other current members of our Nominating and Governance Committee. The Nominating and Governance Committee met four times during 2010. The Board has determined that each member of the Nominating and Governance Committee is independent within the meaning of the rules and regulations of the NYSE. The Nominating and Governance Committee operates pursuant to a written charter that is available free of charge on our website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

The principal duties and responsibilities of the Nominating and Governance Committee are as follows: (a) to establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board; (b) to make recommendations regarding proposals submitted by our stockholders; (c) to make recommendations to the Board regarding corporate governance matters and practices, including compensation for outside directors, and (d) overall oversight of our enterprise risk management processes (ERP).

In identifying and recommending nominees for positions on the Board, the Nominating and Governance Committee takes into account each candidate’s ability, judgment, and experience and the overall diversity and composition of the Board. A candidate’s skills and experience must also support our strategy. The Nominating and Governance Committee places primary emphasis on the criteria set forth under “Board Membership Criteria” in our Corporate Governance Guidelines, namely, and not to imply priority: (1) broad-based business skills and experiences; (2) prominence and reputation in their profession; (3) global business perspective; (4) concern for the long-term interests of the stockholders; and (5) personal integrity and judgment. The Nominating and Governance Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board, but rather the Board believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of the Board. Members of the Nominating and Governance Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Nominating and Governance Committee wants to seriously consider and move toward nomination, the Chair of the Nominating and Governance Committee enters into a discussion with that candidate.

The Nominating and Governance Committee will consider candidates recommended by stockholders. It is the policy of the Nominating and Governance Committee that candidates recommended by stockholders will be given appropriate consideration in the same manner as other candidates. The procedure for submitting candidates for consideration by the Nominating and Governance Committee for election at our 2012 Annual Meeting of Stockholders is described under “Stockholder Proposals.”

In addition, we have entered into Director Nomination Agreements with each of American Securities and Carl Marks, which enable them to designate one director each for nomination to the Board. These agreements are described under “Certain Relationships and Related Transactions—Director Nomination Agreements.”

Independent Director Meetings

In addition to the meetings of the committees of the Board described above, our independent directors met one time in executive session during 2010; this executive session was in connection with a Board meeting on May 4, 2010. Our Corporate Governance Guidelines provide that these executive sessions be chaired by our lead independent director. The independent directors are currently Ambassador Foley and Messrs. Bloss, Gurandiano, McGovern, Paquette, Saiontz, and Wilson. The Board has established a procedure whereby interested parties may make their concerns known to the independent directors, which is described under “Policies on Communicating with Non-Management Directors and Reporting of Concerns Regarding Accounting and Other Matters.”

Processes and Procedures for Executive and Director Compensation

For a discussion concerning the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion & Analysis” and “Compensation of Directors.”

Corporate Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a Corporate Code of Business Conduct and Ethics for our directors, officers, and employees, including our chief executive officer, chief financial officer, and controller. A copy of our Corporate Code of Business Conduct and Ethics may be accessed free of charge by visiting our website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. We intend to satisfy the disclosure requirement regarding any amendment to, or waiver from, a provision of the Corporate Code of Business Conduct and Ethics that applies to our chief executive officer, chief financial officer, or controller by posting the amendment or waiver to our website.

A copy of our Corporate Governance Guidelines may also be accessed free of charge by visiting our website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

Policies on Communicating with Independent Directors and Reporting of Concerns Regarding Accounting and Other Matters

The Board and the Audit Committee have adopted policies on communicating with the independent directors and reporting concerns regarding accounting and other matters. Any stockholder or other interested party who wishes to communicate with the Chairman of the Board may do so by writing to: Chairman of the Board, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. Stockholders or other interested parties who wish to communicate with the independent directors may do so by writing to: Independent Directors, c/o Chairman of the Board, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. These communications will be handled by the Chairman and forwarded to the independent directors at or prior to the next meeting of the independent directors. Stockholders or other interested parties who wish to communicate with the Board may do so by writing to: Board of Directors, c/o Chairman of the Board, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. These communications will be handled by the Chairman and forwarded to directors at or prior to the next meeting of the directors. Any person, whether or not an employee, who has a concern about our conduct, or any of our people, including with respect to accounting, internal accounting controls, or auditing matters, may, in a confidential or anonymous manner, communicate that concern by writing to: Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615, attention: Compliance Officer, through the Internet at www.ethicspoint.com or by calling 866-293-2399.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed our audited financial statements for 2010, and has discussed these statements with management. The Audit Committee has also discussed with Ernst & Young LLP, our independent registered public accounting firm during 2010, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees).

The Audit Committee also received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the 2010 audited financial statements be included in our Annual Report on Form 10-K for 2010, for filing with the SEC.

With respect to the above matters, the Audit Committee submits this report. *

Mr. John F. McGovern, Chair

Ambassador April H. Foley

Mr. Jay J. Gurandiano

Mr. Edward F. Paquette

*	David A. Bloss, Sr., who is a current member of the Audit Committee, did not participate in this review, as our Annual Report on Form 10-K for 2010 was filed with the SEC prior to his election to the Board.

MANAGEMENT AND EXECUTIVE COMPENSATION

Management

The following table sets forth information regarding our executive officers as of April 26, 2011. On the date that the chapter 11 petitions were filed, Messrs. Light, Badrinas, Johnson, Pretty, and Fracasso were serving as executive officers of Xerium, and, in some cases, executive officers of the Debtor Subsidiaries.

Name	Age	Position
Stephen R. Light	64	President, Chief Executive Officer and Chairman
Clifford Pietrafitta	49	Chief Financial Officer
Joan Badrinas Ardèvol	56	President – Europe Rolls and Chief Technology Officer
Thomas Johnson	58	President – Xerium Asia
David Pretty	47	President – Xerium Europe PMC and North America
Eduardo Fracasso	50	President – Xerium South America
Kevin McDougall	52	Executive Vice President, General Counsel
Donna Meserve	56	Vice President, Human Resources

Stephen R. Light has served as President, Chief Executive Officer, and as a director since February 2008. Beginning in July 2008, he has also served as our Chairman. He was previously President and Chief Executive Officer of Flow International Corp., a publicly traded producer of industrial waterjet cutting and cleaning equipment from January 2003 to July 2007. Prior to Flow, Mr. Light was President and Chief Executive Officer of OmniQuip Textron from October 2000 to January 2003. Mr. Light has also held various management positions within General Electric Company, Emerson Electric Co. and Koninklijke Philips N.V.

Clifford Pietrafitta has served as Chief Financial Officer since March 14, 2011. Mr. Pietrafitta served as the Chief Financial Officer of CSS Industries, Inc., a consumer products company, from January 1999 to March 2010. Prior to that he served as the Vice President—Finance of CSS Industries from November 1995 to January 1999, and as Treasurer from 1991 to November 1995.

Joan Badrinas Ardèvol has served as President—Europe Rolls since February 2010 and Chief Technology Officer since February 2008. Mr. Badrinas served as our President—Clothing Europe since joining Xerium in July 2006 until February 2008. He served as President of Trelleborg Automotive Europe from September 2000 until July 2006. From May 1996 until 2000, Mr. Badrinas was Group Technical Director of BTR Anti-Vibrations Systems, which was sold to Trelleborg AB and became Trelleborg Automotive Europe. Previously, from 1984 to 1996, he held a series of positions ranging from Product Development Engineer to Industrial Operations Director with Pendelastica s.a. in Spain, a manufacturer of rubber and metal anti-vibration components used in automotive applications.

Thomas Johnson has served as President—Xerium Asia since September 2008. Mr. Johnson served as our Executive Vice President—Corporate Operations since joining Xerium in April 2008 until September 2008. From August 1996 until November 2007, he served as Executive Vice President—Flow Asia of Flow International Corporation, a company that develops and manufactures ultrahigh-pressure (UHP) waterjet technology, and is a provider of robotics and assembly equipment.

David Pretty has served as President—Xerium North America since February 2008 and President—Europe PMC since February 2010. He served as President—Weavexx, our North American clothing operation, from December 2005 until February 2008. From November 2004 to December 2005 he was the Senior Vice President—Sales, Marketing, Technology and Operations for Weavexx. From August 2003 to November 2004 he was the Senior Vice President—Sales, Marketing and Technology for Weavexx. From August 2000 until August 2003 he was the Vice President—Sales and Marketing for Weavexx.

Eduardo Fracasso has served as President—Xerium South America since January 2008. From June 2007 to December 2007 he served as President—Xerium Brazil. Prior to that, he held various operational positions within our Brazilian subsidiaries over a period of approximately 18 years, most recently as Operational Director.

Kevin McDougall has served as Executive Vice President and General Counsel since April 2010. From 2007 to April 2010, he served as Executive Vice President and General Counsel of HVM, LLC, the management company for Extended Stay Hotels, a hotel chain. From 2003 to 2007, Mr. McDougall was employed at BI-LO LLC and Bruno’s Supermarkets, Inc., a supermarket chain, most recently serving as Senior Vice President, General Counsel and Secretary. In February 2009 and March 2009, respectively, Bruno’s and BI-LO each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code. From 1998 to 2002, he was the Vice President and General Counsel-Worldwide at Bell & Howell/Bell & Howell Mail and Messaging Technologies Company, a developer of production mail equipment and software technologies. He also served as Corporate Counsel (from 1986 to 1991) and Vice President and Senior Counsel (from 1991 to 1998) at GE Capital/GE Capital Mortgage Corporation.

Donna Meserve has served as our Vice President of Human Resources since May 2005. From January 2000 to April 2005 she was the Manager of Human Resources for Xerium North America. Prior to joining us she worked at Invensys plc, a global industrial automation, transportation and controls group.

Compensation Discussion & Analysis

Executive Summary

Our executive compensation program is structured around the philosophy that the most effective program is one that is tied to the achievement of specific annual and long-term goals and aligns executives’ interests with those of our stockholders. To ensure retention and engagement of our senior management team in light of our recent restructuring, the total compensation of our executive officers is currently at the higher end of the 50th to 75th percentile range for similar executive positions at comparable companies. However, our intention is that executive compensation levels, both in the aggregate and on an individual element basis, will migrate over a reasonable timeframe towards the median (50th percentile) of comparable companies for similar executive positions.

As illustrated by the chart below, on average as a group, the compensation earned in 2010 by our named executive officers who served during the full year of 2010 was weighted towards incentive compensation that was either performance-based, in that payouts are or were contingent upon us achieving specified Adjusted EBITDA targets, or equity-based, meaning that the future value of the award is directly linked with creating stockholder value.

The components of our executive compensation reflected on the above chart include:

Component	Description
Base Salary	Fixed cash compensation to attract and retain talented executives and to reward their scope of responsibilities, experience and industry knowledge.

Short-Term Incentive Compensation	Annual performance-based cash and equity compensation to motivate and reward executives to achieve or exceed an annual Adjusted EBITDA target.

Long-Term Incentive Compensation	Three-year performance and time-based equity compensation to align economic interests with the interests of long-term stockholders and to encourage executive retention.

Other (inc. Benefits)	All other compensation items, including employee benefits (such as life insurance, retirement benefits, car allowances, country club dues and relocation expenses to attract and retain superior executives) and changes in pension value.

The chart below illustrates that, on average as a group, our named executive officers’ incentive compensation for 2010 was weighted towards long-term incentive compensation tied to a three-year performance period. Our short-term and long-term incentive compensation plans, and amounts allocated under each plan, were selected as part of an overall compensation program design, and were examined independently by an internationally recognized consulting firm individually and in the aggregate for their placement against firms of common size, complexity and risk profile.

*	These charts include short-term equity compensation earned in 2010 but actually paid in 2011, even though such amounts are excluded from 2010 total compensation (as listed in the Summary Compensation Table) for our named executive officers. In addition, while performance awards under our long-term incentive programs have been reflected as 2010 compensation for our named executive officers, any ultimate payout of these awards will not occur until and unless we achieve the cumulative Adjusted EBITDA target for those awards at the conclusion of the 2010 – 2012 performance period.

We believe that the Adjusted EBITDA targets for payouts of our named executive officers’ performance-based compensation were set at levels that were reasonably attainable, but not assured, based on the forecasts that we provided to the bankruptcy court in connection with our restructuring. The Compensation Committee believed these forecasts were the best proxy for our likely performance during the remainder of 2010 and beyond, given the facts known at the time our incentive compensation plans were adopted. Because we exceeded the 2010 Adjusted EBITDA target for our short-term incentive compensation program, our named executive officers received performance-based payouts under that program that exceeded their target amounts but were within the program’s expected range. As discussed above, any payouts under the performance-based portion of our long-term incentive compensation program will not be determinable until after the end of 2012.

Overview of Compensation Program. The Compensation Committee operates under a written charter adopted by the Board and discharges the responsibilities of the Board relating to the compensation of our executive officers. In 2010, our executive officers’ compensation had three primary components: base compensation or salary, short-term incentive compensation, and long-term equity based awards. Executive officers also received a variety of benefits. These include benefits that are available generally to all salaried employees in the geographical location where the executive officer is based, as well as benefits available only to executive officers generally or a particular executive officer.

Named Executive Officers. This Compensation Discussion & Analysis provides information regarding the compensation paid to the following individuals, referred to as the “Named Executive Officers,” in 2010:

•	Stephen R. Light, President, Chief Executive Officer and Chairman

•	Brian J. Fox, Interim Chief Financial Officer and Chief Accounting Officer

•	David G. Maffucci, Former Executive Vice President and Chief Financial Officer

•	David Pretty, President—Xerium Europe PMC and North America

•	Joan Badrinas Ardèvol, President—Europe Rolls and Chief Technology Officer

•	Eduardo Fracasso, President—Xerium South America

On August 13, 2010, Mr. Maffucci ceased serving as Executive Vice President and Chief Financial Officer, and Mr. Fox began serving as interim Chief Financial Officer and Chief Accounting Officer pursuant to an agreement with AlixPartners, LLP (“AlixPartners”). Under the agreement, AlixPartners was compensated for Mr. Fox’s time at an hourly rate. Mr. Fox did not receive any compensation directly from us for these services and continued to be employed and compensated by AlixPartners.

Compensation Philosophy and Objectives. With respect to 2010, the Compensation Committee believed that the most effective executive compensation program was one that was tied to our achievement of specific annual and long-term goals, and which aligned executives’ interests with those of the stockholders by rewarding performance at and above established metrics, with the ultimate objective of improving stockholder value, and smoothly transitioning through our financial restructuring and chapter 11 process. The Compensation Committee evaluated both performance and compensation in an effort to enhance our ability to retain and, as necessary, attract superior employees to key positions. The Compensation Committee designed executive compensation packages for executives, including the Named Executive Officers (other than Mr. Fox), which included both cash and stock-based compensation. While we had no specific policy or rigid formula regarding the proportion of total compensation that constitutes cash compensation or stock-based compensation, the Compensation Committee balanced these compensation elements to reward annual results, motivate long-term performance, strengthen executive retention, and align the interests of executive officers with the interests of stockholders. In determining the appropriate balance of cash and stock-based compensation, the Compensation Committee considered, among other things, the total amount of our equity that the executive officer held, the motivational value of various components of compensation to the executive officer, the compensation practices of other similarly situated companies, the cost to us of each compensation element, and the overall balance and reasonableness of the executive officer’s total compensation package. The Compensation Committee also assessed the potential share dilution resulting from “at plan” award levels of equity compensation.

In August 2010, the Compensation Committee (as reconstituted following our emergence from chapter 11 protection) adopted a revised compensation philosophy applicable to the 2010 and future fiscal years. Given the circumstances brought about by our bankruptcy and restructuring as well as past practices, the Compensation Committee recognized the need for compensation of our executive officers to be at the higher end of the 50th to 75th percentile range of comparable companies for similar executive positions to ensure retention and engagement of our senior management team. The Compensation Committee strongly preferred that the fixed elements of compensation, such as base salary, be closer to the 50th percentile level, with more aggressive variable compensation in order to achieve the overall levels targeted. To achieve that, the Compensation Committee will, over time, migrate executive compensation levels, both in the aggregate and on an individual element basis, towards the 50th percentile of comparable companies for similar executive positions.

Role of Executive Officers in Compensation Decisions. The Compensation Committee makes all compensation decisions for the executive officers. The Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation, including with respect to salary adjustments, structure of annual awards, annual award amounts, and specified performance thresholds at which incentives would be earned for both himself and the other executive officers. The Chief Executive Officer discusses with the Compensation Committee our performance and the individual performance of himself and the other executive officers at least annually. In addition to the Chief Executive Officer, the Chief Financial Officer, General Counsel and the Vice President, Human Resources are sometimes present for discussions of the Compensation Committee regarding compensation of executive officers. While the Compensation Committee considers the recommendations of the Chief Executive Officer, the Compensation Committee ultimately decides salary adjustments, the structure of annual and long-term awards, and annual and long-term award amounts for all executive officers.

Benchmarking and Comparative Analysis. The Compensation Committee engaged Towers Watson & Co., an internationally recognized compensation consulting firm, to conduct an annual review of our cash and equity compensation programs for the Chief Executive Officer and other executive officers in order to assist the Compensation Committee in establishing compensation for 2010. Towers Watson & Co. provided the Compensation Committee with relevant market data to consider when making compensation decisions for the executive officers.

With respect to our Named Executive Officers (other than Mr. Fox), Towers Watson & Co. conducted a benchmarking analysis based on a peer-group study of the publicly disclosed cash and equity compensation practices of 15 publicly held companies in the manufacturing industry. The compensation components considered in the benchmarking analysis were base salary, target bonus as a percentage of base salary, target total compensation, annualized expected grant value of long-term incentives, and target total direct compensation. The companies included in the study were the following:

• Actuant Corporation	• Kaydon Corporation

• Albany International Corp.	• Lydall, Inc.

• Barnes Group Inc.	• Nordson Corporation

• Circor International, Inc.	• Simpson Manufacturing Company Inc.

• CLARCOR Inc.	• Standex International Corporation

• Gerber Scientific, Inc.	• Tennant Company

• Idex Corp.	• Watts Water Technologies, Inc.

• Kadant Inc.

These companies were chosen based on certain business characteristics similar to ours, including: annual revenues, employee headcount, geographic scope of business, and type of business.

In addition to the peer group data, Towers Watson & Co. provided to the Compensation Committee comparative compensation data for 14 of our top executive positions at the 25th, 50th, and 75th percentile levels based on a general industry published survey analysis. The Compensation Committee has also historically taken into account input from other sources, including input from other independent members of the Board of Directors, publicly available data relating to the compensation practices and policies of other companies within and outside of our industry, and targeted publications of independent associations of corporate directors. The Compensation Committee anticipates continuing and enhancing its use of peer group data in establishing our executive compensation in future fiscal years. Representatives of Towers Watson & Co. have periodically attended and participated in meetings of the Compensation Committee. The Compensation Committee has in the past and may in the future retain the services of third-party executive compensation specialists, as the Committee sees fit, in connection with the establishment of cash and equity compensation and related policies.

2010 Executive Compensation Components. For the fiscal year ended December 31, 2010, the principal components of compensation for our Named Executive Officers (other than Mr. Fox) were base salary, short-term incentive compensation, and long-term equity based awards.

For 2010, we did not have a formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Compensation Committee, in consultation with the Chief Executive Officer and Towers Watson & Co., determined subjectively what it believed to be the appropriate level and mix of the various compensation components. While the particular compensation objectives that each element of executive compensation served are set forth below, the Compensation Committee believed that each element of compensation, to a greater or lesser extent, served each of the objectives of our executive compensation program. Our policy was to provide our executive officers with compensation opportunities that were based upon our performance and their contribution to our performance.

Base Salary. The Compensation Committee annually reviews and approves the base salary of the chief executive officer and our other executive officers.

In making these determinations, the Compensation Committee considers various factors such as our performance, the executive’s performance and responsibilities, leadership, years of experience, competitive salaries within the marketplace, and the executive’s total compensation package. The following table sets forth annual base salary rates in effect at December 31, 2010 and December 31, 2009 for each of the Named Executive Officers, as well as percentage increases from 2009 to 2010:

Name	2010 Salary	2009 Salary	Percent Increase
Stephen R. Light	$795,000	$710,000	11.9%
Brian J. Fox(1)	N/A	N/A	—
David G. Maffucci(2)	$415,000	$415,000	0%
David Pretty	$405,000	$350,000	15.7%
Joan Badrinas Ardèvol(3)	$420,759	$383,169	15.0%
Eduardo Fracasso(4)	$375,126	$335,639	0%

(1)	Mr. Fox began serving as our Interim Chief Financial Officer and Chief Accounting Officer on August 13, 2010 pursuant to an agreement with AlixPartners dated July 15, 2010. Under the agreement, AlixPartners was compensated for Mr. Fox’s time at an hourly rate. Mr. Fox did not receive any compensation directly from us and continued to be employed and compensated by AlixPartners.
(2)	Mr. Maffucci served as our Executive Vice President and Chief Financial Officer from June 8, 2009 until August 13, 2010. Prior to that date, he served as a non-management director on our Board of Directors.
(3)	Mr. Badrinas’ 2010 salary was 316,360 Euros and is converted from Euros at an assumed exchange rate of $1.33 per Euro, which represents the average exchange rate for 2010, and his 2009 salary was 275,000 Euros and is converted from Euros at an assumed exchange rate of $1.39 per Euro, which represents the average exchange rate for 2009. The percent increase column is calculated based on the increase in the amount of Euros.
(4)	Mr. Fracasso’s 2010 salary was 658,116 Brazilian Real and is converted from Real at an assumed exchange rate of $0.57 per Real, which represents the average exchange rate for 2010, and his 2009 salary was 658,116 Brazilian Real and is converted from Real at an assumed exchange rate of $0.51 per Real, which represents the average exchange rate for 2009. The percent increase column is calculated based on the increase in the amount of Brazilian Real.

In approving these increases, the Compensation Committee considered, among other things, that our Named Executive Officers had not received any salary increases since early 2008, the strong performance and leadership of these officers in managing our successful restructuring, and the need to ensure retention and engagement of our senior management team following the restructuring in light of compensation paid at comparable companies for similar executive positions. The Compensation Committee also believed that the salary increases for our Named Executive Officers were consistent with our revised compensation philosophy discussed above.

Short-Term Incentive Compensation. In order to reinforce the importance of increasing stockholder value, the Compensation Committee believes that a substantial portion of the potential annual compensation of each executive officer should be in the form of annual performance-based incentives. On September 22, 2010, we adopted the 2010 Management Incentive Compensation Program (the “2010 MIC”), which was an amendment and restatement of the Performance Award Program for 2010 that we adopted on May 25, 2010 in connection with our exit from chapter 11 protection. Each award under the 2010 MIC is entirely performance-based and vested only if (i) the participant remained continuously employed with us through December 31, 2010 and (ii) certain performance criteria were met. Awards earned under the 2010 MIC were structured to be paid 50% in cash, and the remaining 50% in the form of restricted stock units granted under the 2010 Plan. The number of restricted stock units earned was calculated based on the average per-share closing price of our common stock over the last twenty trading days of 2010, subject to a minimum per-share value of $10 and a maximum per-share value of $22. Restricted stock units earned were fully vested at grant and settled in shares of our common stock 91 days later. The Compensation Committee chose the combination of 50% cash and 50% equity to balance its desire to provide executives with cash compensation for annual performance with the goal of aligning management with stockholder interests through stock ownership.

The Compensation Committee selected each of our executive officers (except for Mr. Fox), as well as certain other key employees, as participants in the 2010 MIC after consultation with the Chief Executive Officer. Under the 2010 MIC, each participant was assigned a specific target award equal to a percentage of his or her then-current base cash compensation. Payouts under the 2010 MIC were determined by our performance against an Adjusted EBITDA (as defined in our Amended and Restated Credit Facility) target, as set by the Compensation Committee, on a sliding scale. The Adjusted EBITDA target was adjusted at the end of the year to reflect currency fluctuations relative to the U.S. Dollar in all markets. The sliding scale provided for payouts ranging from 35% of the target award payout if Adjusted EBITDA was achieved at 95% of the target up to 200% if Adjusted EBITDA was achieved at 125% of the target. For 2010, the Committee selected the Named Executive Officers to receive an award with a specified target award percentage set forth opposite each of their names below.

Name	Position	Specified Percentage
Stephen R. Light	President, Chief Executive Officer, and Chairman	80%
Brian J. Fox(1)	Interim Chief Financial Officer and Chief Accounting Officer	N/A
David G. Maffucci(2)	Former Executive Vice President and Chief Financial Officer	—
David Pretty	President – Xerium Europe PMC and North America	50%
Joan Badrinas Ardèvol	President – Europe Rolls and Chief Technology Officer	50%
Eduardo Fracasso	President – Xerium South America	50%

(1)	Mr. Fox is a third-party consultant retained pursuant to an agreement with AlixPartners, and did not receive any compensation directly from us.
(2)	Mr. Maffucci was not assigned a target percentage under the 2010 MIC as he ceased serving as Executive Vice President and Chief Financial Officer of Xerium on August 13, 2010, which was prior to adoption of the 2010 MIC.

The 2010 Adjusted EBITDA target set by the Compensation Committee for purposes of determining the amount payable under the 2010 MIC was $111.6 million, adjusted for currency fluctuations. The Compensation Committee adopted the Adjusted EBITDA forecast for 2011 that we prepared in connection with our chapter 11 proceedings as the Adjusted EBITDA target for the 2010 MIC. Our Compensation Committee believed this forecast to be the best proxy for our likely performance during the remainder of 2010, given the facts known at that time the 2010 MIC was adopted. The Compensation Committee also believed that this Adjusted EBITDA target was reasonably attainable, but not assured, as achievement would require, among other things, high levels of operational performance, effective responses to short-term market changes and challenges, and the absence of major disruptions to the paper industry. We achieved an Adjusted EBITDA of $118.0 million in 2010 (after adjustment for currency fluctuations), which was 105.8% of the targeted amount. Accordingly each of the Named Executive Officers (except for Mr. Fox) received a payment under the 2010 MIC of 123% of his target award. The payments actually received by the Named Executive Officers are set forth in the table below:

Name	Position	2010 MIC Payout(1)
Stephen R. Light	President, Chief Executive Officer, and Chairman	$782,725
Brian J. Fox(2)	Interim Chief Financial Officer and Chief Accounting Officer	N/A
David G. Maffucci(3)	Former Executive Vice President and Chief Financial Officer	—
David Pretty	President – Xerium Europe PMC and North America	$249,217
Joan Badrinas Ardèvol	President – Europe Rolls and Chief Technology Officer	$258,291	(4)
Eduardo Fracasso	President – Xerium South America	$255,625	(5)

(1)	50% of each amount set forth in this column was paid in cash, and 50% was paid in the form of restricted stock units.
(2)	Mr. Fox is a third-party consultant retained pursuant to an agreement with AlixPartners, and did not receive any compensation directly from us.
(3)	Mr. Maffucci did not receive any award under the 2010 MIC as he ceased serving as Executive Vice President and Chief Financial Officer of Xerium on August 13, 2010, which was prior to adoption of the 2010 MIC.
(4)	Mr. Badrinas’ cash 2010 MIC payout was 92,220 Euros and is converted from Euros at an assumed exchange rate of $1.40 per Euro, which represents the exchange rate at the date of payout.
(5)	Mr. Fracasso’s cash 2010 MIC payout was 211,645 Brazilian Real and is converted from Real at an assumed exchange rate of $0.60 per Real, which represents the exchange rate at the date of payout.

Long-Term Compensation. During 2010, we sought to create long-term performance incentives for our executive officers by aligning their economic interests with the interests of stockholders through the 2010-2012 Long Term Incentive Plan (“2010-2012 LTIP”).

Awards under the 2010 – 2012 LTIP were made under the 2010 Plan. The 2010 Plan provides for the grant of awards consisting of any or a combination of stock options, stock appreciation rights, restricted stock, unrestricted stock or stock unit awards to key employees, directors and consultants. Awards under the 2010 Plan align the economic interests of the executive officer with those of stockholders because the potential value of the awards is directly related to the future value of Xerium’s stock. The Compensation Committee administers the 2010 Plan and has the power to select participants, determine award terms and conditions and adopt, alter and repeal administrative rules, guidelines and practices applicable to the 2010 Plan.

2010 – 2012 LTIP awards have both a time-based and a performance-based component. The Compensation Committee set a specific total target award for each participant in the 2010 – 2012 LTIP. Awards are paid in the form of restricted stock units or shares of common stock, as described below. Awards for the three-year performance period (2010-2012) are not intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The time-based portion of each award, which is weighted at 35% of each participant’s target award, was granted in the form of time-based restricted stock units under the 2010 Plan. These time-based restricted stock units vest in three equal installments on each of March 31, 2011, March 31, 2012, and March 10, 2013, and will be converted into shares of common stock as they vest. We believe that the time-based portion of the 2010 – 2012 LTIP awards strengthens executive retention at Xerium by encouraging Named Executives Officers to remain employed with us for the full vesting term of their awards, while promoting share ownership.

The time-based restricted stock unit awards will vest as long as the Named Executive Officer continues to be employed by us on the applicable vesting dates, and are subject to earlier vesting in certain circumstances.

In particular, in the event the Named Executive Officer’s employment terminates as a result of a “Change of Control” (as defined in the applicable restricted stock units agreement), the entire unvested portion of the award shall become vested on the termination date. If the Named Executive Officer ceases to be employed by us prior to a vesting date as a result of resignation, dismissal or any other reason, then the unvested portion of the award will be forfeited automatically. In the event of termination of the Named Executive Officer’s employment by us without “Cause” or termination for “Good Reason” (each as defined in the applicable restricted stock units agreement), a pro rata percentage of the unvested portion of the award will become vested on the date of termination.

The performance–based portion of each award, which is weighted at 65% of each participant’s target award, is credited to the participant on our books as stock units and will vest only if (i) the participant remains continuously employed with us through December 31, 2012 and (ii) certain performance criteria are met. Vested stock units will be converted into shares of our common stock (“Performance Shares”) after the close of the three-year performance period. The number of Performance Shares paid out will be determined by our performance against a cumulative Adjusted EBITDA metric (as defined in our Amended and Restated Credit Facility) for the three-year performance period, as set by the Compensation Committee, and a sliding scale. The Adjusted EBITDA metric will be adjusted to reflect currency fluctuations relative to the U.S. Dollar in all markets. If the metric is achieved at greater than 80% of target, the sliding scale provides for payouts that scale up on a straight line between 0% at 80% of target and 100% of the possible number of Performance Shares if the metric is achieved at 100% of target. If the metric is achieved at greater than 100% of target, the sliding scale provides for payouts that scale up on a straight line between 100% at 100% of target and 110% of the possible number of Performance Shares if the metric is achieved at 110% of target. The payout under the performance-based portion of each award is limited to 110% of the possible number of Performance Shares. We believe that the performance-based portion of the 2010 – 2012 LTIP awards closely links compensation to our performance and promotes accountability for long-term performance.

The cumulative Adjusted EBITDA target established by the Compensation Committee with respect to the performance-based portion of the 2010 – 2012 LTIP awards was $376 million, provided that the amount may be adjusted by the Compensation Committee to reflect any material change of circumstance, such as an acquisition or disposition. This three-year Adjusted EBITDA target represents the sum of the amounts of Adjusted EBITDA for 2010, 2011 and 2012 that we projected in connection with our chapter 11 proceedings because our Compensation Committee believed this to be the best proxy for our likely performance during the three-year performance period, given the facts known at that time the 2010 – 2012 LTIP was adopted. The Compensation Committee believed that this Adjusted EBITDA target was reasonably attainable, but not assured, as achievement would require, among other things, high levels of operational performance over a long-term period, successful product development and new product introductions, and effective responses, both short-term and long-term, to ongoing market changes and challenges.

In 2011, the Compensation Committee has adopted a similar long-term incentive plan applicable to a 2011 – 2013 performance period. However, in designing the 2010 – 2012 LTIP, the Compensation Committee specifically determined that our top thirteen officers (excluding our new Chief Financial Officer) would not receive 2011 awards under any 2011 – 2013 long-term incentive compensation plan that we adopt, as such officers received larger awards in 2010 under the 2010 – 2012 LTIP. Accordingly, we did not grant our Named Executive Officers any long-term incentive compensation awards in 2011 for the 2011 – 2013 performance period. In making the determination to grant our executive officers larger awards under the 2010 – 2012 LTIP, the Compensation Committee considered the need to incentivize and retain our executive management team, who were vital to the execution of our plan of reorganization and key to our operational performance. The Compensation Committee also considered that our executive officers’ holdings of our common stock had been substantially diluted in connection with our emergence from chapter 11 protection, which reduced both the retention value of those holdings and our executive officers’ economic alignment of interests with our stockholders.

The following table sets forth the number of time-based restricted stock units and performance-based stock units awarded to our Named Executive Officers in 2010 pursuant to the 2010 – 2012 LTIP.

Name	Position	Time-Based Awards(1)	Performance-Based Awards(2)
Stephen R. Light	President, Chief Executive Officer, and Chairman	66,500	123,500
Brian J. Fox(3)	Interim Chief Financial Officer and Chief Accounting Officer	N/A	N/A
David G. Maffucci(4)	Former Executive Vice President and Chief Financial Officer	—	—
David Pretty	President – Xerium Europe PMC and North America	8,750	16,250
Joan Badrinas Ardèvol	President – Europe Rolls and Chief Technology Officer	7,700	14,300
Eduardo Fracasso	President – Xerium South America	6,300	11,700

(1)	Time-based awards under the 2010 – 2012 LTIP represent restricted stock units that vest in three equal installments on March 31, 2011, March 31, 2012, and March 10, 2013.
(2)	Performance-based awards under the 2010 – 2012 LTIP represent stock units that vest if the participant remains continuously employed through December 31, 2012 and if certain performance criteria are met. As described above, depending on the level of performance achieved, the participant may receive Performance Shares up 110% of the number of stock units listed in this column after the conclusion of the three-year performance period.
(3)	Mr. Fox is a third-party consultant retained pursuant to an agreement with AlixPartners, and did not receive any compensation directly from us.
(4)	Mr. Maffucci did not receive any award under the 2010 – 2012 LTIP as he ceased serving as our Executive Vice President and Chief Financial Officer on August 13, 2010, which was prior to adoption of the 2010 – 2012 LTIP.

Award to Mr. Light under Employment Agreement and Amendment. On December 31, 2009, we agreed to an amendment to the employment agreement with Mr. Light. Mr. Light’s original employment agreement provided that we were to grant him performance-based restricted stock units under our equity incentive plan with an aggregate value of $1.25 million on January 15, 2010. The per-participant, per-year limitations under the 2005 Equity Incentive Plan (the “2005 Plan”) prevented us from fulfilling our contractual obligation and granting to Mr. Light the full amount of restricted stock units provided by his employment agreement. Thus, the amendment to Mr. Light’s employment agreement provided that in lieu of granting him such restricted stock units, we would instead:

1.	Grant Mr. Light 25,000 performance-based restricted stock units on January 1, 2010 (the “RSU Award”), which would vest annually over a three-year period if the price of our common stock were to meet or exceed certain price targets approved by the Compensation Committee; and

2.	Make a cash payment to Mr. Light of $825,000. Mr. Light was obligated to use the total amount of such cash payment, less the amount necessary to satisfy Mr. Light’s tax obligation with respect to the cash payment, or $538,802, to purchase 39,764 shares of common stock from us at its agreed fair value, based on the average per share closing price on the NYSE of our shares of common stock for the 20 trading days prior to January 1, 2010, of $13.55. These shares of common stock were sold to Mr. Light on January 5, 2010 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On September 22, 2010, the Board approved an amendment to the terms of the RSU Award, which subjected the award to terms substantially the same as those of the 2010 – 2012 LTIP. Pursuant to the amendment, the RSU Award was converted into (i) 8,750 time-based restricted stock units that vest in accordance with the terms of time-based awards under the 2010 – 2012 LTIP, as described above, and (ii) 16,250 performance-based restricted stock units that vest in accordance with the criteria for performance-based stock units under the 2010 – 2012 LTIP described above, except that Mr. Light will not receive any additional performance-based payout if we exceed 100% of the Adjusted EBITDA target. The Compensation Committee believed that the amendment to the RSU Award enhances the consistency and effectiveness of our executive compensation program by aligning all of Mr. Light’s performance-based incentive compensation terms with those applicable to other named executive officers, and thus incentivizing our executive team towards a common set of stockholder-value driven goals.

Incentive Clawback Policies. The 2010 MIC and 2010 – 2012 LTIP each provide that if a participant receives an award under the applicable plan based on financial statements that are subsequently restated in a way that would decrease the amount of the award to which the participant was entitled, the participant will refund to us the difference between what the participant received and what the participant should have received. Participants will not be required to refund compensation paid more than three years prior to the applicable restatement.

Ownership Guidelines. The Compensation Committee recognizes that alignment of the interests of executive officers with those of our stockholders is important. While the Compensation Committee has not established a target level of ownership, it believes that equity based awards help to align these incentives and serve as an integral part of the executive officer compensation program. All transactions in our common stock by our executive officers must comply with our Pre-Clearance Procedures and Insider Trading Policy, which, among other things, prohibit any trading on the basis of material, non-public information, establish quarterly and event-specific trading blackout periods, and require all trades and/or trading plans to be approved in advance by our General Counsel.

401(k) Plans. Our Named Executive Officers resident in the United States (other than Mr. Fox) participate in a tax-qualified defined contribution plan for non-union employees with a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. The Named Executive Officers became eligible to participate in the plan after completing two months of employment with us. Each participant in the plan may elect to defer, in the form of contributions to the plan, up to 15% of compensation that would otherwise be paid to the participant in the applicable year, up to the statutorily prescribed annual limit. In 2010, under the plan in which our Named Executive Officers participate, we made a matching contribution of 200% of the first one percent of such participant’s compensation and 100% of the next five percent of such participants compensation.

Retirement Benefits. We maintain a pension plan for U.S. salaried employees, including certain of our executive officers (the “non-union U.S. pension plan”). The non-union U.S. pension plan is a funded, tax-qualified, noncontributory defined-benefit pension plan and is described in more detail below under the heading “Pension Benefits.” In 2010, Mr. Badrinas participated in a government pension arrangement in Germany. On September 24, 2008, we announced that we were freezing benefit pension accruals under the non-union U.S. pension plan effective December 31, 2008, so that future service beyond December 31, 2008 will no longer be credited under the non-union U.S. pension plan. Employees who were vested as of December 31, 2008 were entitled to their benefit earned as of December 31, 2008. Mr. Pretty was vested as of December 31, 2008. Because Mr. Light did not satisfy the eligibility requirements of the non-union U.S. pension plan as of December 31, 2008 and because Mr. Maffucci was not employed by us as of December 31, 2008, neither Mr. Light nor Mr. Maffucci participated in the plan.

In 2008, we adopted an unfunded, nonqualified supplemental executive retirement plan (a “SERP”) for Mr. Light. Under the SERP, Mr. Light will be entitled to receive on the first day of the month next following the date of his retirement, annual SERP payments equal to a specified percentage of his average annual base salary during the three years in which his base salary was highest during the ten years immediately prior to termination of employment (not including any compensation earned before January 1, 2004), multiplied by his years of service with us. The SERP benefit formula for Mr. Light is based on a percentage factor of 3%. More detail regarding the SERP is provided below under the heading “Pension Benefits.”

Perquisites and Other Personal Benefits. We provide the Named Executive Officers (other than Mr. Fox) with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior executive employees for key positions. These benefits include premiums paid for term life insurance policies, car allowances or an automobile for personal use, country club dues, housing and relocation expenses and annual physical exams. The Chief Executive Officer receives an annual executive allowance of $45,000. Attributed costs of the personal benefits described above for the Named Executive Officers for the fiscal year ended December 31, 2010, are included in the next to last column of the Summary Compensation Table below.

Employment Agreements. We have entered into Employment Agreements with certain key employees, including the Named Executive Officers (other than Mr. Fox). The employment agreements for the Named Executive Officers are described below under the heading “Employment Agreements and Potential Payments Upon Termination or Change in Control.” These agreements include severance arrangements and, in some cases, the level of severance is dependent upon the proximity of termination to a change of control (as defined in the applicable agreement). We believe that these arrangements support our ability to attract and retain superior executive employees and, if a change in control were to occur, would enhance our value by keeping our management team intact and focused on the best interests of the stockholders, rather than their own job security.

Tax and Accounting Implications.

Deductibility of Executive Compensation. In establishing compensation, the Compensation Committee takes into account the provisions of Section 162(m) of the Code, which exempts some performance-based compensation from the $1 million deduction limit. The Compensation Committee may, however, approve compensation that does not qualify for the exemption to attract and retain executives or for other reasons. For example, the Compensation Committee approved the 2010 MIC, which does not qualify for the Section 162(m) exemption. In determining whether to structure cash incentive awards to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Compensation Committee balanced the benefits of the awards qualifying as performance-based compensation, within the meaning of Section 162(m) of the Code, and the overall goal of structuring awards designed both to incentivize the executives and to increase stockholder value. For a discussion of the 2010 MIC, see the section “Short-Term Incentive Compensation” earlier in this Compensation Discussion & Analysis.

Accounting for Stock-Based Compensation. Beginning on January 1, 2006, we began accounting for stock-based awards, including our restricted stock unit awards, in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Options (formerly Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment (Revised 2004)”).

Summary Compensation Table

The following table sets forth information with respect to the compensation during 2010, 2009, and 2008 for our Named Executive Officers—our Chief Executive Officer, our Chief Financial Officers during 2010, and each of our three other most highly compensated executive officers (based on 2010 compensation). This table includes information regarding Mr. Maffucci, our former Executive Vice President and Chief Financial Officer and Mr. Fox, our former Interim Chief Financial Officer. On August 13, 2010, Mr. Maffucci ceased serving as Executive Vice President and Chief Financial Officer, and Mr. Fox began serving as interim Chief Financial Officer and Chief Accounting Officer pursuant to an agreement with AlixPartners. Under the agreement, AlixPartners was compensated for Mr. Fox’s time at an hourly rate. Mr. Fox did not receive any compensation directly from us and continued to be employed and compensated by AlixPartners. Mr. Fox ceased serving as interim Chief Financial Officer and Chief Accounting Officer on March 14, 2011, at which time Mr. Pietrafitta was appointed as our Chief Financial Officer.

Please see the section “Compensation Philosophy and Objectives” in Compensation Discussion & Analysis for additional information with respect to the proportionate elements of total compensation.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)		Total ($)
Stephen R. Light	2010	$759,583		$—	$2,763,788	(3)	$—	$391,363	(4)	$229,997	$85,970	(5)	$4,230,701
President, Chief Executive Officer and Chairman	2009	$710,000		$100,000	$1,798,105		$—	$—		$244,545	$128,756		$2,981,406
	2008	$634,904		$331,512	$1,025,095		$—	$447,220		$188,963	$136,955		$2,764,649

Brian J. Fox	2010	$658,660	(6)	$—	$—		$—	$—		$—	$—		$658,660
Former Interim Chief Financial Officer and Chief Accounting Officer

David G. Maffucci	2010	$276,667	(7)	$—	$—		$—	$—		$—	$42,561	(8)	$319,318
Former Executive Vice President and Chief Financial Officer	2009	$234,369		$100,000	$300,450		$—	$—		$—	$34,321		$669,140

David Pretty	2010	$382,083		$—	$323,250	(9)	$—	$124,609	(4)	$7,823	$28,968	(10)	$866,733
President – Xerium Europe PMC and North America	2009	$350,000		$75,000	$63,398		$—	$—		$5,268	$15,434		$509,100
	2008	$350,000		$—	$350,828		$—	$77,680		$26,101	$23,341		$827,950

Joan Badrinas Ardèvol	2010	$397,069	(11)	$—	$284,460	(12)	$—	$129,145	(4)	$—	$48,170	(13)	$858,844
President – Europe Rolls and Chief Technology Officer	2009	$383,168	(11)	$50,000	$63,398		$—	$—		$—	$30,628		$527,194
	2008	$404,250	(11)	$—	$499,199		$—	$75,350		$—	$12,028		$990,827

Eduardo Fracasso	2010	$390,077	(14)	$—	$232,740	(15)	$—	$127,813	(4)	$—	$42,129	(16)	$792,759
President – Xerium South America

(1)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“ASC Topic 718”) of the stock awards granted to our Named Executive Officers during 2008, 2009, and 2010, excluding the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended December 31, 2010. The amounts set forth may be more or less than the value ultimately realized by the Named Executive Officer based upon, among other things, the value of our Common Stock at the time of vesting of the restricted stock unit awards, whether we achieve certain performance goals and whether such awards actually vest. For awards subject to performance conditions, such as the performance-based portion of awards under the 2010 – 2012 LTIP, the amount reported is the grant date fair value based upon the probable outcome of such conditions.
(2)	The amounts in this column for 2010 represent changes in pension value. None of our Named Executive Officers received any preferential earnings on nonqualified deferred compensation in 2010.
(3)	Includes the grants of restricted stock unit awards in 2010 under the 2010 – 2012 LTIP that are subject to time-based conditions upon vesting. Also includes the performance-based portion of awards under the 2010 – 2012 LTIP awarded on September 22, 2010 with a grant date fair value of $1,796,462 based on the probable outcome of the performance conditions as of the grant date.
(4)	Reflects the cash portion of awards under our 2010 MIC as described under the section entitled “Short-Term Incentive Compensation” in Compensation Discussion & Analysis.
(5)	Includes $14,700 in respect of employer contributions to Mr. Light’s 401(k) account and $20,590 in respect of premiums for term life insurance policies for the benefit of Mr. Light. In addition, reflects perquisites and other personal benefits in the aggregate amount of $45,000 to be applied as determined by Mr. Light for expenses associated with the automobile Mr. Light uses for company business and financial planning and other purposes. In addition, amount includes $5,680 for country club dues.
(6)	Mr. Fox was a third-party consultant retained pursuant to an agreement with AlixPartners and did not receive any compensation directly from us. Under the agreement, AlixPartners was paid $710 per hour for time devoted by Mr. Fox, as reflected in the above amount plus $40,724 of out-of-pocket expenses. Mr. Fox devoted substantially all of his time to this assignment. A success fee of $200,000 was due and paid to AlixPartners upon the successful relocation of our corporate operations from Westborough, Massachusetts to Raleigh, North Carolina. The amount listed in the “Salary” column represents total payments by us to AlixPartners for Mr. Fox’s services during 2010.
(7)	Amount reflects Mr. Maffucci’s base salary of $415,000 per year, prorated for his employment ending on August 13, 2010.
(8)	Includes perquisites and other personal benefits in the aggregate amount of $42,561, which includes (i) $35,361 of temporary housing expenses, and (ii) $7,200 of expenses associated with the automobile Mr. Maffucci used for company business.

(9)	Includes the grants of restricted stock unit awards in 2010 under the 2010 – 2012 LTIP that are subject to time-based conditions upon vesting. Also includes the performance-based portion of awards under the 2010 – 2012 LTIP awarded on September 22, 2010 with a grant date fair value of $210,113 based on the probable outcome of the performance conditions as of the grant date.
(10)	Includes $14,700 in respect of employer contributions to Mr. Pretty’s 401(k) account and $1,388 in respect of premiums for term life insurance policies for the benefit of Mr. Pretty. In addition, reflects perquisites and other personal benefits in the aggregate amount of $12,880, which includes (i) $5,680 associated with country club dues and (iii) $7,200 associated with an automobile allowance.
(11)	2010 salary for Mr. Badrinas is converted from Euros at an assumed exchange rate of $1.33 per Euro, which represents the average exchange rate for 2010. 2009 salary for Mr. Badrinas is converted from Euros at an assumed exchange rate of $1.39 per Euro, which represents the average exchange rate for 2009. 2008 salary for Mr. Badrinas is converted from Euros at an assumed exchange rate of $1.47 per Euro, which represents the average exchange rate for 2008.
(12)	Includes the grants of restricted stock unit awards in 2010 under the 2010 – 2012 LTIP that are subject to time-based conditions upon vesting. Also includes the performance-based portion of awards under the 2010 – 2012 LTIP awarded on September 22, 2010 with a grant date fair value of $184,899 based on the probable outcome of the performance conditions as of the grant date.
(13)	Includes $8,059 representing the value of Mr. Badrinas’ personal use of an automobile that we own, converted from Euros at an assumed exchange rate of $1.33 per Euro, which represents the average exchange rate for 2010.
(14)	2010 salary for Mr. Fracasso is converted from Brazilian Real at an assumed exchange rate of $0.57 per Real, which represents the average exchange rate for 2010.
(15)	Includes the grants of restricted stock unit awards in 2010 under the 2010 – 2012 LTIP that are subject to time-based conditions upon vesting. Also includes the performance-based portion of awards under the 2010 – 2012 LTIP awarded on September 22, 2010 with a grant date fair value of $151,281 based on the probable outcome of the performance conditions as of the grant date.
(16)	Includes $10,000 representing the value of Mr. Fracasso’s personal use of an automobile that we own and $32,129 related to medical and life insurance paid by us.

Grant of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted to Named Executive Officers in 2010.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Stephen R. Light		$222,600	$636,000	$1,272,000	—	—		—
	9/22/10				—	16,250	(4)	17,875	(4)					$210,113
	9/22/10									8,750	(4)			$113,138
	9/22/10				—	123,500		135,850						$1,596,855
	10/29/10									66,500				$859,845
Brian J. Fox(5)		$—	$—	$—	—	—		—
David G. Maffucci(6)		$—	$—	$—	—	—		—
David Pretty		$70,875	$202,500	$405,000	—	—		—
	9/22/10				—	16,250		17,875						$210,113
	10/29/10									8,750				$113,138
Joan Badrinas Ardèvol		$73,456	$209,873	$419,746	—	—		—
	9/22/10				—	14,300		15,730						$184,899
	10/29/10									7,700				$99,561
Eduardo Fracasso		$72,697	$207,707	$415,414	—	—		—
	9/22/10				—	11,700		12,870						$151,281
	10/29/10									6,300				$81,459

(1)	These columns show the range of payouts targeted under the 2010 MIC as described under the section entitled “Short-Term Incentive Compensation” in Compensation Discussion & Analysis. Participants in the 2010 MIC received half of any payouts in cash and the remaining portion in restricted stock units granted under the 2010 Plan.
(2)	These columns show the range of performance-based payouts targeted under the 2010 – 2012 LTIP as described under the section entitled “Long-Term Incentive Compensation” in Compensation Discussion & Analysis. Performance-based awards under the 2010 – 2012 LTIP have no “threshold” payout amount, as payouts scale up on a straight line (i) between 0% at 80% of target achievement and 100% at 100% of target achievement, and (ii) between 100% at 100% of target achievement and 110% at 110% of target achievement. The time-based portion of 2010 – 2012 LTIP awards are listed separately under the “All Other Stock Awards” column.
(3)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of the stock awards granted to our Named Executive Officers during 2010, excluding the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended December 31, 2010. The amounts set forth may be more or less than the value ultimately realized by the Named Executive Officer based upon, among other things, the value of our common stock at the time of vesting of the restricted stock unit awards, whether we achieve certain performance goals and whether such awards actually vest. For awards subject to performance conditions, such as performance-based awards under the 2010 – 2012 LTIP, the amount reported is the grant date fair value based upon the probable outcome of such conditions.
(4)	On January 1, 2010, Mr. Light was awarded 25,000 performance-based restricted stock units pursuant to the terms of his employment agreement. On September 22, 2010, these restricted stock units were amended and converted into (i) 8,750 time-based restricted stock units that vest in accordance with the terms of time-based awards under the 2010 – 2012 LTIP and (ii) 16,250 performance-based restricted stock units that vest in accordance with the criteria for performance-based stock units under the 2010 – 2012 LTIP, except that Mr. Light will not receive any additional performance-based payout if we exceed 100% of the Adjusted EBITDA target. The information in the table reflects the awards as amended on September 22, 2010. For further information regarding these awards, see “Award to Mr. Light under Employment Agreement and Amendment” in Compensation Discussion & Analysis.
(5)	Mr. Fox was a third-party consultant retained pursuant to an agreement with AlixPartners and did not receive any compensation directly from us.
(6)	Mr. Maffucci resigned from Xerium effective August 13, 2010 and therefore was not eligible for payout of any incentive plan awards under the 2010 MIC or 2010 – 2012 LTIP as described under the sections entitled “Short-Term Incentive Compensation” and “Long-Term Incentive Compensation” in Compensation Discussion & Analysis.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for the Named Executive Officers regarding outstanding equity awards held as of December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Stephen R. Light	—	—	—	—	—	76,656	(2)	$1,222,663	139,750	(3)	$2,229,013
Brian J. Fox(4)	—	—	—	—	—	—		$—	—		$—
David G. Maffucci(5)	—	—	—	—	—	—		$—	—		$—
David Pretty	—	—	—	—	—	8,750	(6)	$139,750	16,250	(7)	$259,188
Joan Badrinas Ardèvol	—	—	—	—	—	7,700	(8)	$122,815	14,300	(9)	$228,085
Eduardo Fracasso	—	—	—	—	—	7,425	(10)	$118,429	11,700	(11)	$186,615

(1)	Market values in this table are determined using a price per share of our common stock of $15.95, the closing price on the NYSE on December 31, 2010.
(2)	Includes 75,250 unvested restricted stock unit awards granted on September 22, 2010 and October 29, 2010 that are subject to time-based conditions on vesting. These awards vest annually in equal installments on March 31, 2011, March 31, 2012 and March 31, 2013. Also includes 1,406 unvested restricted stock unit awards that vest on June 13, 2011.
(3)	Reflects unvested restricted stock unit awards granted on September 22, 2010 that were subject to performance-based conditions on vesting. The number of Performance Shares paid out will be determined by our performance against a cumulative Adjusted EBITDA metric (as defined in our Amended and Restated Credit Facility) for the three-year performance period, as set by the Compensation Committee, and a sliding scale. The Adjusted EBITDA metric will be adjusted to reflect currency fluctuations relative to the U.S. Dollar in all markets. If the metric is achieved at greater than 80% of target, the sliding scale provides for payouts that scale up on a straight line between 0% at 80% of target and 100% of the possible number of Performance Shares if the metric is achieved at 100% of target. If the metric is achieved at greater than 100% of target, the sliding scale provides for payouts that scale up on a straight line between 100% at 100% of target and 110% of the possible number of Performance Shares if the metric is achieved at 110% of target. The payout under the performance-based portion of each award is limited to 110% of the possible number of Performance Shares.
(4)	Mr. Fox was a third-party consultant retained pursuant to an agreement with AlixPartners and did not receive any compensation directly from us.
(5)	Mr. Maffucci resigned from Xerium effective August 13, 2010 and held no outstanding equity awards at December 31, 2010.
(6)	Reflects unvested restricted stock unit awards granted on September 22, 2010 that are subject to time-based conditions on vesting. The awards vest annually in equal installments on March 31, 2011, March 31, 2012 and March 31, 2013.
(7)	Reflects 16,250 restricted stock unit awards granted on October 29, 2011 that were subject to performance-based conditions on vesting. See footnote (3) for discussion on vesting conditions.
(8)	Reflects unvested restricted stock unit awards granted on September 22, 2010 that are subject to time-based conditions on vesting. The awards vest annually in equal installments on March 31, 2011, March 31, 2012 and March 31, 2013.
(9)	Reflects 14,300 restricted stock unit awards granted on October 29, 2010 that were subject to performance-based conditions on vesting. See footnote (3) for discussion on vesting conditions.
(10)	Includes 6,300 unvested restricted stock unit awards granted on September 22, 2010 that are subject to time-based conditions on vesting. These awards vest annually in equal installments on March 31, 2011, March 31, 2012 and March 31, 2013. Also includes 1,125 unvested restricted stock unit awards that vest on June 13, 2011.
(11)	Reflects 11,700 restricted stock unit awards granted on October 29, 2010 that were subject to performance-based conditions on vesting. See footnote (3) for discussion on vesting conditions.

Option Exercises and Stock Vested Table

The following table sets forth information for the Named Executive Officers regarding the value realized during 2010 by such executives pursuant to shares acquired upon vesting of stock awards. None of the Named Executive Officers exercised any stock options during 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Stephen R. Light	—	—	112,662	(1)	$2,400,560	(1)
Brian J. Fox(2)	—	—	—		$—
David Maffucci	—	—	5,371	(3)	$114,348	(3)
David Pretty	—	—	4,663	(4)	$110,193	(4)
Joan Badrinas Ardèvol	—	—	4,663	(5)	$110,193	(5)
Eduardo Fracasso	—	—	2,333	(6)	$55,067	(6)

(1)	Includes 47,348, 12,500, 23,674 and 1,250 shares that vested on May 12, 2010, May 26, 2010, January 1, 2010 and January 3, 2010, respectively. Of these shares, 20,791 shares were withheld by us in respect of tax obligations. Market value is determined using a price per share of our common stock of $25.00, $20.80, $15.20 and $15.20, the closing price on the NYSE on May 12, 2010, May 26, 2010, January 1, 2010 and January 3, 2010, respectively. In addition, includes the purchase of 39,764 unregistered shares of common stock from us at an agreed fair value of $13.55 per share pursuant to the terms of Mr. Light’s employment agreement. For further information regarding this purchase, see “Award to Mr. Light under Employment Agreement and Amendment” in Compensation Discussion & Analysis.
(2)	Mr. Fox was a third-party consultant retained pursuant to an agreement with AlixPartners and did not receive any compensation directly from us.
(3)	Includes 1,875, 2,559 and 938 shares that vested on May 12, 2010, May 26, 2010 and January 3, 2010. Of these shares, 1,801 shares were withheld by us in respect of tax obligations. Market value is determined using a price per share of our common stock of $25.00, $20.80 and $15.20, the closing price on the NYSE on May 12, 2010, May 26, 2010 and January 3, 2010, respectively. Mr. Maffucci resigned from Xerium effective August 13, 2010.
(4)	Includes 4,663 shares that vested on May 12, 2010 and January 3, 2010. Of these shares, 1,553 shares were withheld by us in respect of tax obligations. Market value is determined using a price per share of our common stock of $25.00 and $15.20, the closing price on the NYSE on May 12, 2010 and January 3, 2010.
(5)	Includes 4,663 shares that vested on May 12, 2010 and January 3, 2010. Of these shares, 1,553 shares were withheld by us in respect of tax obligations. Market value is determined using a price per share of our common stock of $25.00 and $15.20, the closing price on the NYSE on May 12, 2010 and January 3, 2010.
(6)	Includes 2,000 and 333 shares that vested on May 12, 2010 and January 3, 2010. Market value is determined using a price per share of our common stock of $25.00 and $15.20, the closing price on the NYSE on May 12, 2010 and January 3, 2010.

Pension Benefits

Pension Plan. Xerium’s non-union U.S. pension plan for U.S. salaried employees, including its executive officers, and U.S. non-union hourly employees is a funded, tax-qualified, noncontributory defined-benefit pension plan. Benefits under the non-union U.S. pension plan are based upon an employee’s years of service and the average of the employee’s highest five calendar years of compensation in the last ten calendar years of service with us and our subsidiaries, the “final average earnings,” and are payable after retirement. Covered employees become vested in the non-union U.S. pension plan after the completion of five years of vesting service. Earnings covered by the non-union U.S. pension plan are total cash compensation, including salary and bonuses, less taxable fringe benefits, as defined in the plan. Benefits under the non-union U.S. pension plan are calculated as an annuity equal to 0.9% to 1.4% of the participant’s final average earnings multiplied by years of service. Credited years of service cannot exceed 30 years. For purposes of the annual pension benefit calculation, final average earnings as of December 31, 2010 could not exceed $245,000. Contributions to the non-union U.S. pension plan were made entirely by us and were paid into a trust fund from which the benefits of participants will be paid. The benefits listed in the table below are not subject to any deduction for Social Security, but are subject to offset by accrued benefits under specified predecessor plans.

On September 24, 2008, we announced that we were freezing benefit pension accruals under the non-union U.S. pension plan effective December 31, 2008 so that future service beyond December 31, 2008 is not to be credited under the non-union U.S. pension plan. Employees who were vested as of December 31, 2008 were entitled to their benefit earned as of December 31, 2008. Current employees who were not vested as of December 31, 2008 will be entitled to their benefit earned as of December 31, 2008 upon five years of continuous employment from date of hire.

Supplemental Executive Retirement Plans. We adopted the SERP for Mr. Light in connection with his employment agreement. The SERP is an unfunded, nonqualified plan. Under the SERP, Mr. Light would be entitled to receive on the first day of the month next following the date of his retirement, annual SERP payments equal to a specified percentage of his average annual base salary during the three years in which his base salary was highest during the ten years immediately prior to termination of employment (not including any compensation earned before January 1, 2004), multiplied by his years of service with us, less the amounts to which he is entitled under the non-union U.S. pension plan. Mr. Light’s SERP benefit formula is based on a percentage factor of 3%. The annual payments under the SERP, before offsets, cannot exceed 50% of the three-year average annual base salary.

In the event of a participant’s death before commencement of his benefit, whether or not he is employed by us at time of death, the participant’s surviving spouse, if any, is entitled to receive an annual benefit for the remainder of her life equal to 50% of the benefit the participant would have been entitled to receive assuming payment in the form of a 50% joint and survivor annuity.

The SERP is unfunded and payable from our general assets, except that in the event of certain change of control transactions, we will establish an irrevocable trust, which is a so called “rabbi trust,” and contribute an amount equal to the actuarial equivalent of the SERP benefit.

The SERP can be amended only by written instrument signed by us pursuant to authorization of the Compensation Committee and by the participant (or, following the participant’s death, if benefits remain payable to his spouse, by his spouse).

The following table sets forth information on the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the non-union U.S. pension plan and his SERP (to the extent that such Named Executive Officer participates in the non-union U.S. pension plan or a SERP) determined using interest rate and mortality rate assumptions consistent with those used in our audited financial statements for the fiscal year ended December 31, 2010.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Year ($)
Stephen R. Light	SERP	2.833	$659,926	—
Brian J. Fox	—	—	—	—
David G. Maffucci	—	—	—	—
David Pretty	non-union U.S. pension plan	8.917	$106,251	—
Joan Badrinas Ardèvol	—	—	—	—
Eduardo Fracasso	—	—	—	—

(1)	As of December 31, 2010. Covered employees become vested in the non-union U.S. pension plan after the completion of five years of vesting service.
(2)	The SERP benefits listed in the table reflect the assumed offset for amounts payable under the non-union U.S. pension plan.

Nonqualified Deferred Compensation

None of the Named Executive Officers received any nonqualified deferred compensation in 2010.

Employment Agreements and Potential Payments Upon Termination or Change in Control

We have entered into an employment agreement with each of Stephen R. Light, David G. Maffucci, David Pretty, Joan Badrinas Ardèvol, and Eduardo Fracasso. The employment period under the agreements will continue until terminated by us or the Named Executive Officer. The employment agreements for these executives provide the specific terms set forth below.

For additional information with respect to the employment agreements between us and our Named Executive Officers, please see the section “Employment Agreements” in Compensation Discussion & Analysis.

Also set forth below, after the description of the applicable employment agreement, are tables that show the potential amounts payable to each of the Named Executive Officers, except Messrs. Fox and Maffucci, in accordance with their respective employment agreements and other agreements with us in the event of termination of such executive’s employment in the circumstances described in the category headings of the tables, assuming that such termination was effective as of December 31, 2010. The amounts in the tables are estimates of the amounts which would be paid out to the executives in accordance with their respective employment agreements upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from us. Regardless of the manner in which a Named Executive Officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment. Such amounts include earned and unpaid base salary, vacation pay, and regular pension benefits (see “Pension Benefits” above). With respect to Mr. Maffucci, the actual amounts paid to him with respect to his termination on August 13, 2010 are described. In addition, each of Messrs. Light, Pretty, Badrinas, and Fracasso was also a participant in the 2010 MIC, which provided that participants were entitled to receive their award if certain performance targets were met and if they were employed with us on December 31, 2010. For additional information with respect to the 2010 MIC, please see the section “Short-Term Incentive Compensation” in Compensation Discussion & Analysis.

Stephen R. Light. Mr. Light serves as President, Chief Executive Officer and Chairman. As of December 31, 2010, Mr. Light receives a base salary of $795,000, which may be increased at the discretion of the Board. His employment agreement provides that Mr. Light is eligible to participate in the 2010 MIC at a minimum target participation level of 80% of his base salary at the rate in effect on December 31, 2010. Additionally, we provide him with life insurance coverage in an amount equal to $2,000,000. If Mr. Light terminates his employment other than for “good reason” (as defined in his employment agreement), he is entitled to his unpaid salary and benefits through his date of termination. If his employment terminates because of his death or disability, then he is entitled to his earned and unpaid salary through his date of termination and the payout he would have earned under our annual bonus plan for the year in which the termination occurs, prorated to reflect the number of days that he worked in the year. In addition, if his employment terminates because of his disability, he is entitled to participate in medical/dental benefit plans for 18 months (or such longer period as may be provided in our benefit plans). If we terminate his employment for any other reason (other than “cause” (as defined in his employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to (i) receive his base salary for two years, (ii) a payment equal to 80% of his base salary (or, if greater and three full years have been completed since the effectiveness of his employment agreement, 100% of his average annual bonus for the preceding three years), and (iii) participate in medical/dental benefit plans for two years (or such longer period as may be provided in our benefit plans), provided that the timing of certain payments may be delayed under Section 409A of the Code. If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be three years instead of two. If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination.

Pursuant to the employment agreement, we granted Mr. Light 3,750 time-based restricted stock units under our 2005 Plan on February 26, 2008. Under the award, we shall issue one share of common stock in respect of each fully vested time-based restricted stock unit. The time-based restricted stock unit award will vest completely in nearly equal installments on the first, second, and third anniversaries of January 3, 2008 provided that Mr. Light continues to be employed by us on such dates and is subject to earlier vesting in certain circumstances. In particular, in the event of a termination of employment as a result of death or disability, termination of employment by us without “cause” (as defined in the award) or termination by Mr. Light for “good reason” (as defined in his employment agreement), the entire unvested portion of the time-based restricted stock unit award shall vest. Dividends on such time-based restricted stock units will be paid at the same rate as dividends on our common stock, but only in the form of additional restricted stock units.

The employment agreement also provides that on each of January 1, 2009 and January 1, 2010, provided that Mr. Light is employed by us on such dates, we will grant Mr. Light restricted stock units under the equity incentive plan then in effect in a number equal to that number of shares of our common stock with a total fair market value of $1,250,000 on the last business day prior to the date of grant. Fifty percent of the restricted stock units of each such grant shall be subject to our time-based restricted stock agreement then in effect and the remaining fifty percent of the restricted stock units of each such grant shall be subject to our performance-based restricted stock agreement then in effect. Such restricted stock units shall also be subject to the terms and conditions of the equity incentive plan under which they are granted.

Because the amount of restricted stock units to have been granted to Mr. Light on January 1, 2009 exceeded the amount permitted by the 2005 Plan, the Compensation Committee approved restricted stock unit grants to Mr. Light as follows: (i) 17,088 time-based restricted stock units; (ii) 30,260 time-based restricted stock units that were contingent on stockholder approval of an increase in the maximum number of shares that may be granted as stock awards to any one person in any calendar year under the 2005 Plan; and (iii) 47,348 performance-based restricted stock units that were contingent on stockholder approval of the same increase. Stockholder approval of the increase was obtained at the Annual Meeting held on June 9, 2009.

Because the amount of restricted stock units to have been granted to Mr. Light on January 1, 2010 also exceeded the amount permitted by the 2005 Plan, we entered into an amendment to Mr. Light’s employment agreement on December 31, 2009. For a description of this amendment, please see “Award to Mr. Light under Employment Agreement and Amendment” in Compensation Discussion & Analysis.

The employment agreement also provides, with certain exceptions, that Mr. Light may not participate in any entity or engage in any activity that competes with us or any of our subsidiaries during his employment and for a period of two years after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

The employment agreement also provides that he is entitled to participate in a SERP, which constitutes an attachment to the employment agreement. For a description of the SERP, and the amounts potentially payable to Mr. Light thereunder, see “Pension Benefits” above.

If it is determined that any payment or benefit provided to Mr. Light by us or any of our subsidiaries will be subject to the excise tax imposed by Section 4999 of the Code, the employment agreement provides that we will make an additional lump-sum payment to Mr. Light sufficient, after giving effect to all federal, state, and other taxes and charges with respect to such payment, to make Mr. Light whole for all taxes imposed under or as a result of Section 4999.

Under our long-term incentive programs, had a change in control occurred on December 31, 2010, 4,180 of time-based awards and 46,583 of performance-based awards would have become vested under the 2010-2012 LTIP, representing $66,673 and $785,614, respectively.

Potential Payments to Mr. Light Upon Termination at December 31, 2010:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$391,363	$391,362	$—	$—	$2,000,000	$2,782,725
Disability(1)	$391,363	$391,362	$12,783	$—	$—	$795,508
By Xerium for Cause(1)	$391,363	$391,362	$—	$—	$—	$782,725
By Xerium without Cause(1) and not within 3 months before or 24 months after a Change of Control(1)	$2,617,363	$458,035	$17,043	$—	$—	$3,092,441
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$3,412,363	$1,591,600	$25,556	$—	$—	$5,029,519
By the Executive for Good Reason(1) and not within 3 months before or 24 months after a Change of Control(1)	$2,617,363	$458,035	$17,043	$—	$—	$3,092,441
By the Executive for Good Reason(1) and within 3 months before or 24 months after a Change of Control(1)	$3,412,363	$1,591,600	$25,566	$—	$—	$5,029,519
By the Executive without Good Reason(1)	$391,363	$391,363	$—	$—	$—	$782,725

(1)	As defined in Mr. Light’s Employment Agreement.
(2)	The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Light’s employment agreement above. In addition, this column includes cash payments under our 2010 MIC that were payable as a result of Mr. Light being employed by us on December 31, 2010.
(3)	Includes (i) 25,918 restricted stock units paid in 2011 under the 2010 MIC, (ii) with respect to “without cause” or “for good reason” termination that is not close in time to a change in control, 66,673 unvested time-based restricted stock units that would become vested, and (iii) with respect to “without cause” to “for good reason” termination close in time to a change in control, 75,250 unvested time-based restricted stock units that would become vested.

Brian Fox. Mr. Fox served as Interim Chief Financial Officer and Chief Accounting Officer from August 2010 until March 2011 pursuant to an agreement with AlixPartners. Under the agreement, AlixPartners was compensated for Mr. Fox’s time at an hourly rate. Mr. Fox did not receive any compensation directly from us and was employed and compensated by AlixPartners. Accordingly, Mr. Fox had no employment agreement with us.

David G. Maffucci. Mr. Maffucci served as Executive Vice President and Chief Financial Officer until August 13, 2010. Prior to his departure, under the terms of his employment agreement, as amended, Mr. Maffucci received a base salary of $415,000, which could be increased at the discretion of the Compensation Committee. The employment agreement also provided that Mr. Maffucci was eligible to participate in our annual incentive bonus plan for 2010 at a minimum target participation level of 60% of his base salary at the rate in effect on December 31, 2010. However, because Mr. Maffucci resigned from Xerium effective August 13, 2010, he was not eligible for payout of any incentive plan awards under the 2010 MIC or 2010 – 2012 LTIP

If Mr. Maffucci terminated his employment other than for “good reason” (as defined in his employment agreement), he was entitled to his unpaid salary and benefits through his date of termination. If his employment terminated because of his death or disability, then he was entitled to his earned and unpaid salary through his date of termination and any payout he would have earned under our annual bonus plans for the year in which the termination occurs, prorated to reflect the number of days that he worked in the year. In addition, if his employment terminated because of disability, he was entitled to participate in medical/dental benefit plans for 18 months (or such longer period as may be provided in our benefit plans). If we terminated his employment for any other reason (other than “cause” as defined in the employment agreement), or if he terminated his employment for “good reason,” then he was entitled to receive his base salary for one year and to participate in medical/dental benefit plans for one year (or such longer period as may be provided in our benefit plans). If any such termination were to occur within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation would be 18 months instead of one year. If we terminated his employment for “cause,” he was entitled only to payment of his earned and unpaid base salary for the period prior to termination.

The employment agreement also imposed non-competition and employee non-solicitation obligations on Mr. Maffucci.

On August 26, 2009, we entered into an amendment to the employment agreement with Mr. Maffucci, which reduced the period that Mr. Maffucci must have completed employment with us prior to being eligible to receive severance and other benefits in connection with a termination of employment (i) by us other than for cause or (ii) by Mr. Maffucci for “good reason” from six months to three months.

If it was determined that any payment or benefit provided to Mr. Maffucci by us or any of our subsidiaries would be subject to the excise tax imposed by Section 4999 of the Code pursuant to the employment agreement we would make an additional lump-sum payment to Mr. Maffucci sufficient, after giving effect to all federal, state, and other taxes and charges with respect to such payment, to make Mr. Maffucci whole for all taxes imposed under or as a result of Section 4999.

Actual termination payments to Mr. Maffucci during 2010 included $15,962 of unused vacation time paid out to Mr. Maffucci as a result of the termination of his employment on August 13, 2010.

David Pretty. Mr. Pretty serves as President—Xerium Europe PMC and North America. As of December 31, 2010, Mr. Pretty receives a base salary of $405,000, which may be increased at the discretion of the Board. Under the terms of his employment agreement, if his employment terminates because of his death or disability, then he is entitled to his earned and unpaid salary through his date of termination. In addition, if his employment terminates because of disability, he is entitled to participate in medical/dental plans for 18 months (or such longer period as may be provided in our benefit plans). If we terminate his employment for any other reason (other than “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to receive his base salary for one year and participate in medical/dental benefit plans for one year (or such longer period as may be provided in our benefit plans), provided that the timing of certain payments may be delayed under Section 409A of the Code. If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be 18 months instead of one year. If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination. The employment agreement also provides, with certain exceptions, that Mr. Pretty may not participate in any entity or engage in any activity that competes with us or any of our subsidiaries during his employment and for a period of one year after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

If it is determined that any payment or benefit provided to Mr. Pretty by us or any of our subsidiaries will be subject to the excise tax imposed by Section 4999 of the Code, the employment agreement provides that we will reduce such payments and benefits to the extent necessary so that no portion of the remaining payments and benefits will be subject to the excise tax.

Mr. Pretty also participated in our non-union U.S. pension plan. For a description of the non-union U.S. pension plan, and the amounts payable to Mr. Pretty thereunder, see “Pension Benefits” above.

Under our long-term incentive programs, had a change in control occurred on December 31, 2010, then (i) unless the Compensation Committee provided for the continuation, assumption or substitution of the performance-based portion of the awards by the surviving entity or acquirer, 1499 unvested performance-based awards with a value of $25,278 would have become vested, and (ii) 486 unvested time-based awards with a value of $7,753 would have become vested.

Potential Payments to Mr. Pretty Upon Termination at December 31, 2010:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$124,609	$124,608	$—	$—	$915,000	$1,164,217
Disability(1)	$124,609	$124,608	$19,227	$—	$—	$268,444
By Xerium for Cause(1)	$124,609	$124,608	$—	$—	$—	$257,040
By Xerium without Cause(1) and not within 3 months before or 24 months after a Change of Control(1)	$529,609	$132,361	$12,818	$—	$—	$682,611
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$732,109	$264,171	$19,227	$—	$—	$1,023,330
By the Executive for Good Reason(1) and not within 3 months before or 24 months after a Change of Control(1)	$529,609	$132,361	$12,818	$—	$—	$682,611
By the Executive for Good Reason(1) and within 3 months before or 24 months after a Change of Control(1)	$732,109	$264,171	$19,227	$—	$—	$1,023,330
By the Executive without Good Reason(1)	$124,609	$124,608	$—	$—	$—	$249,217

(1)	As defined in Mr. Pretty’s Employment Agreement.
(2)	The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Pretty’s employment agreement above. In addition, this column includes cash payments under our 2010 MIC that were payable as a result of Mr. Pretty being employed by us on December 31, 2010.
(3)	Includes (i) 8,252 restricted stock units paid in 2011 under the 2010 MIC, (ii) with respect to “without cause” or “for good reason” termination that is not close in time to a change in control, 7,753 unvested time-based restricted stock units that would become vested, and (iii) with respect to “without cause” to “for good reason” termination close in time to a change in control, 8,750 unvested time-based restricted stock units that would become vested.

Joan Badrinas Ardèvol. Mr. Badrinas serves as President—Europe Rolls and Chief Technology Officer. As of December 31, 2010, Mr. Badrinas receives a base salary of Euro 316,360 ($420,759 at an exchange rate of $1.33 per Euro, the average exchange rate for 2010). Under the terms of his employment agreement, in the event Mr. Badrinas is unable to perform his duties due to illness, we will pay him his full base salary for six months, subject to Mr. Badrinas’s assignment of any claims against third parties due to the loss of his earnings up to the amount of the continued payment of remuneration. The employment agreement also provides that we will provide Mr. Badrinas an automobile and pay all operating costs. The employment agreement will automatically terminate in the month that Mr. Badrinas turns 65 or when Mr. Badrinas is entitled to receive full state old age pension without any deductions or pension for full reduction in earning capacity, whichever occurs first. The employment agreement may also be terminated by either party by giving twelve months written notice, but we may terminate the employment agreement for good cause without regard to such restrictions. Mr. Badrinas is entitled to a severance payment equal to six months base salary upon termination if he is terminated without cause within one year following certain specified change of control transactions. The employment agreement also imposes certain non-solicitation obligations on him for a period of two years after his employment terminates.

Under our long-term incentive programs, had a change in control occurred on December 31, 2010, then (i) unless the Compensation Committee provided for the continuation, assumption or substitution of the performance-based portion of the awards by the surviving entity or acquirer, 428 unvested performance-based awards with a value of $6,822 would have become vested, and (ii) 1,319 unvested time-based awards with a value of $22,244 would have become vested.

Potential Payments to Mr. Badrinas Upon Termination at December 31, 2010:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Incremental Pension Benefits	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$129,145	$129,146	$—	$—	$—	$—	$258,291
Disability(1)	$339,525	$129,146	$—	$—	$—	$—	$258,291
By Xerium for Cause(1)	$129,145	$129,146	$—	$—	$—	$—	$258,291
By Xerium without Cause(1) and not within 12 months after a Change of Control(1)	$129,145	$135,968	$—	$—	$—	$—	$251,383
By Xerium without Cause(1) and within 12 months after a Change of Control(1)	$339,525	$251,961	$—	$—	$—	$—	$261,344
By the Executive for Good Reason(1) and not within 12 months after a Change of Control(1)	$129,145	$135,968	$—	$—	$—	$—	$265,113
By the Executive for Good Reason(1) and within 12 months after a Change of Control(1)	$129,145	$251,961	$—	$—	$—	$—	$381,106
By the Executive without Good Reason(1)	$129,145	$129,146	$—	$—	$—	$—	$258,291

(1)	As defined in Mr. Badrinas’ Employment Agreement.
(2)	The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Badrinas’ employment agreement above. In addition, this column includes cash payments under our 2010 MIC that were payable as a result of Mr. Badrinas being employed by us on December 31, 2010.
(3)	Includes (i) 8,552 restricted stock units paid in 2011 under the 2010 MIC, (ii) with respect to “without cause” or “for good reason” termination that is not close in time to a change in control, 6,822 unvested time-based restricted stock units that would become vested, and (iii) with respect to “without cause” to “for good reason” termination close in time to a change in control, 7,700 unvested time-based restricted stock units that would become vested.

Eduardo Fracasso. Mr. Fracasso has served as President—Xerium South America since January 2008. As of December 31, 2010, Mr. Fracasso receives a base salary of 658,116 Brazilian Real ($375,126 at an exchange rate of $0.57 per Real, the average exchange rate for 2010). His employment agreement provides that Mr. Fracasso is eligible to participate in our annual incentive bonus plan for 2010 at a minimum target participation level of 50% of his base salary at the rate in effect on December 31, 2010.

If Mr. Fracasso terminates his employment other than for “good reason” (as defined in his employment agreement), he is entitled to his earned and unpaid salary through his date of termination. If Mr. Fracasso’s employment terminates because of his death, then he is entitled to his earned and unpaid salary through his date of termination. If we terminate his employment for any other reason (other than “cause” (as defined in his employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to receive his base salary for one year and to participate in medical/dental benefit plans for one year (or such longer period as may be provided in our benefit plans). If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be 18 months. If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination.

The employment agreement also imposes certain non-competition and non-solicitation obligations on Mr. Fracasso during his employment and for a period of one year after his employment terminates.

Under our long-term incentive programs, had a change in control occurred on December 31, 2010, then (i) unless the Compensation Committee provided for the continuation, assumption or substitution of the performance-based portion of the awards by the surviving entity or acquirer, 350 unvested performance-based awards with a value of $5,582 would have become vested, and (ii) 1,079 unvested time-based awards with a value of $18,200 would have become vested.

Potential Payments to Mr. Fracasso Upon Termination at December 31, 2010:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Incremental Pension Benefits	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$127,812	$127,813	$—	$—	$—	$—	$255,625
Disability(1)	$127,812	$127,813	$—	$32,129	$—	$—	$287,754
By Xerium for Cause(1)	$127,812	$127,813	$—	$—	$—	$—	$255,625
By Xerium without Cause(1) and not within 3 months before or 24 months after a Change of Control(1)	$502,938	$133,395	$—	$32,129	$—	$—	$668,142
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$690,501	$228,298	$—	$48,194	$—	$—	$966,993
By the Executive for Good Reason(1) and not within 3 months before or 24 months after a Change of Control(1)	$502,938	$133,395	$—	$32,129	$—	$—	$668,462
By the Executive for Good Reason(1) and within 3 months before or 24 months after a Change of Control(1)	$690,501	$228,298	$—	$48,194	$—	$—	$966,993
By the Executive without Good Reason(1)	$127,812	$127,813	$—	$—	$—	$—	$255,625

(1)	As defined in Mr. Fracasso’s Employment Agreement.
(2)	The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Fracasso’s employment agreement above. In addition, this column includes cash payments under our 2010 MIC that were payable as a result of Mr. Fracasso being employed by us on December 31, 2010.
(3)	Includes (i) 8,839 restricted stock units paid in 2011 under the 2010 MIC, (ii) with respect to “without cause” or “for good reason” termination that is not close in time to a change in control, 5,582 unvested time-based restricted stock units that would become vested, and (iii) with respect to “without cause” to “for good reason” termination close in time to a change in control, 6,300 unvested time-based restricted stock units that would become vested.

COMPENSATION OF DIRECTORS

Employee directors do not receive additional compensation for service on the Board or its committees. The Nominating and Governance Committee reviews and makes recommendations to the Board regarding the compensation of directors. The Board approves the compensation of directors. In 2010, we engaged Towers Watson & Co., a compensation consulting firm, at the request of Nominating and Governance Committee to conduct an annual review of our cash and equity compensation program for non-employee directors in order to assist the Board in establishing non-employee director compensation for 2010 and subsequent years.

Non-Management Director Compensation Policy at December 31, 2010

Non-management directors received an annual retainer of $95,000, which was to be paid pursuant to our Directors’ Deferred Stock Unit Plan. Under the plan, 50% of the retainer was to be paid in the form of a grant of deferred stock units. Non-management directors were given the opportunity to elect to receive the remainder of such retainer in deferred stock units or in cash.

Under the plan, cash payments and director stock unit crediting are made quarterly. The number of deferred stock units credited to a director’s account is determined by dividing the portion of the annual retainer for that period by the fair market value of our common stock (average closing price on each of the preceding five trading days) on the particular credit date. Deferred stock units are fully vested upon being credited to a director’s account. On any payment date for dividends paid on our common stock, an eligible director is credited with dividend equivalents in respect of deferred stock units credited to the director’s account as of the record date for payment of dividends. Six months after the termination of the director’s service on the Board, the director is entitled to receive the number of shares of common stock that equals the number of deferred stock units credited to the director’s account.

The Chair of the Audit Committee also received additional cash compensation at an annual rate of $10,000 per year, and the Chair of the Compensation Committee, the Chair of the Nominating and Governance Committee, and the Lead Independent Director each received additional cash compensation at an annual rate of $5,000 per year. Directors were also reimbursed for out-of-pocket expenses for attending board and committee meetings.

Non-Management Director Compensation Policy prior to September 22, 2010

Under the policy in effect prior to September 22, 2010, non-management directors received an annual cash retainer of $30,000. For meetings held after March 31, 2009, non-management directors also received $1,500 per director per meeting for attending meetings of the Board or any committee of the Board in person and $500 for attending meetings that lasted longer than one hour by telephone. The Chair of the Audit Committee also received additional cash compensation at an annual rate of $10,000 per year, and the Chair of the Compensation Committee and the Chair of the Nominating and Governance Committee each received additional cash compensation at an annual rate of $5,000 per year. These amounts were payable quarterly in arrears promptly following the end of the quarter. Directors were also reimbursed for out-of-pocket expenses for attending Board and committee meetings.

Under the policy, non-management directors also received equity-based compensation in the form of a grant of restricted stock units following the Annual Meeting of Stockholders in recognition of their services for the prior year. The number of restricted stock units granted to each non-management director was calculated by dividing $40,000 by the average closing price per share of our common stock over the 20 trading days prior to the Annual Meeting of Stockholders. Non-management directors whose service on the Board was terminated prior to the next Annual Meeting of Stockholders also received a grant of restricted stock units, calculated by dividing a pro-rated portion of $40,000 (based on the number of days served by the director since the prior Annual Meeting of Stockholders) by the average closing price per share of our common stock over the 20 trading days prior to the director’s date of termination. In either case, the restricted stock units were to be granted promptly after the 20 trading day period runs.

Dividends, if any, in respect of these restricted stock units were paid at the same rate as dividends on our common stock but are paid only in the form of additional restricted stock units. The restricted stock units were fully vested at grant. Upon the termination of the director’s service on the Board, the director would be entitled to receive the number of shares of common stock that equals the number of restricted stock units the director earned.

To the extent that a non-management director had already received equity compensation for a given period of service pursuant to a policy previously in effect, the equity compensation provisions of this policy would not be applicable to the director until after the end of the period of service for which the equity compensation was previously awarded. On June 9, 2009, each of our directors serving at that time received equity compensation awards pursuant to the prior non-management director compensation policy for service during the year following June 9, 2009. As a result, such directors only received equity compensation under the non-management compensation policy in effect at the end of 2009 for service after June 9, 2010.

Option Awards to Continuing Directors

In connection with our emergence from chapter 11 protection, we granted an aggregate of 5,977 stock options with an exercise price of $20.80 to Messrs. Gurandiano and Paquette, the two continuing non-employee members of the Board. These stock options, which vested immediately and have a four-year term, were intended compensate the continuing non-employee members of the Board for the warrants to purchase common stock they would have received had they resigned from the Board effective on the Effective Date.

Director Compensation

The following table sets forth information for the compensation earned by the individuals who served as non-employee directors of Xerium for service on the Board or committees of the Board during the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Ambassador April H. Foley	$17,798	$23,750	$—	$—	$—	$—	$41,548
Jay J. Gurandiano	$29,650	$23,750	$47,819	$—	$—	$—	$101,219
Nico Hansen(2)	$25,819	$—	$—	$—	$—	$—	$25,819
John F. McGovern	$19,940	$23,750	$—	$—	$—	$—	$43,690
Edward F. Paquette	$73,375	$23,750	$76,502	$—	$—	$—	$173,627
Michael Phillips(3)	$22,486	$—	$—	$—	$—	$—	$22,486
Marc L. Saiontz	$16,424	$23,750	$—	$—	$—	$—	$40,174
John G. Raos(4)	$50,693	$—	$—	$—	$—	$—	$50,693
James F. Wilson	$17,144	$23,750	$—	$—	$—	$—	$40,894

(1)	The amounts in these columns reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of the stock and option awards granted to non-employee directors during 2010. Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended December 31, 2010. Each deferred stock unit or option award corresponds to one share of our common stock. If a director’s service on the Board is terminated, such director will, as appropriate, (i) immediately receive the number of shares of common stock that equals the number of deferred stock units the director has earned, and (ii) six months after such termination, receive the number of shares of common stock that equals the number of deferred stock units the director has earned. Dividends are paid on these deferred stock units at the same rate as dividends on our common stock (if any), but only in the form of additional deferred stock units, as applicable. More detail regarding the stock options awarded to Messrs. Gurandiano and Paquette is provided above under the heading “Option Awards to Continuing Directors.”
(2)	Mr. Hansen resigned from the Board, effective April 16, 2010.
(3)	Mr. Phillips resigned from the Board, effective April 15, 2010.
(4)	Mr. Raos resigned from the Board, effective May 25, 2010.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management, and based upon such review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

Mr. Jay J. Gurandiano, Chair

Mr. John F. McGovern

Mr. Marc L. Saiontz

Mr. James F. Wilson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. We obtain information from the directors and executive officers with respect to related person transactions in order to determine, based on the facts and circumstances, whether we or a related party has a direct or indirect material interest in the transaction. If the determination is made that a related party has a material interest in any transaction of ours, these transactions are disclosed in our proxy statement as required under the rules and regulations of the SEC. In addition, in March 2007, the Board of Directors adopted a written policy that calls for the Audit Committee to review and approve related party transactions occurring after the date of adoption of that policy other than:

•	a transaction involving the compensation of directors (which are subject to the procedures for review and approval established in the charter of the Nominating and Governance Committee);

•

a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or supplemental benefit of an executive officer (which are subject to the procedures for review and approval established in the charter of the Compensation Committee);

•	a transaction available to all employees generally or to all salaried employees generally;

•	a transaction with a related party involving less than $120,000; and

•

a transaction in which the interest of the related party arises solely from the ownership of a class of our equity securities and all holders of that class receive the same benefit on a pro rata basis.

The policy calls for the Audit Committee to consider:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the significance of the transaction to the related party;

•	the significance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest;

•	whether the transaction is fair to us; and

•	any other matters the Audit Committee deems appropriate.

In accordance with the policy, any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

Transactions Related to our Reorganization

Mr. Saiontz is a managing director of American Securities, and Mr. Wilson is a managing member of Carl Marks. Each was initially elected as a member of the Board in connection with our exit from Chapter 11 on the Effective Date pursuant to our Plan of Reorganization. In addition, as of April 18, 2011, American Securities and Carl Marks held approximately 14.4% and 10.0%, respectively of the outstanding shares of our common stock.

Prior Credit Facility

Prior to the Effective Date, American Securities and Carl Marks were among our lenders under our Amended and Restated Credit Guaranty Agreement (the “Prior Credit Agreement”), dated as of May 30, 2008, entered into by and among us, certain of our subsidiaries, Citicorp North America, Inc. as administrative agent, Citicorp North America, Inc. as collateral agent, and the lenders party thereto. The table below provides information regarding the principal and interest under the Prior Credit Facility attributable to each of American Securities and Carl Marks, and to all lenders under the facility as a group, from the period from January 1, 2010 through May 25, 2010:

Name	Highest Principal Amount Outstanding During Period		Aggregate Principal Received During Period		Aggregate Interest Received During Period
American Securities(1)	$104.7	(2)	$0	(5)	$2.6	(3)
Carl Marks(1)	$69.0	(4)	$0	(5)	$2.2	(6)
All Lenders	$570.4	(7)	$0	(5)	$16.4	(6)

(Dollars in millions)

(1)	Information with respect to American Securities and Carl Marks was provided by the applicable lender.
(2)	Includes amounts converted from Euros at exchange rates ranging between $1.38421 to $1.48051 and Canadian Dollars at an exchange rate of $0.9680, the exchange rates in effect on the dates of the receipts by American Securities.
(3)	Includes amounts converted from Euros at exchange rates ranging between $1.22431 to $1.3531 and Canadian Dollars at exchange rates ranging between $0.9680 to $0.9680, the exchange rates in effect on the dates of the receipts by American Securities.
(4)	Includes amounts converted from Euros at an exchange rate of $1.4459, the exchange rate in effect on January 11, 2011.
(5)	No principal payments were made during the period from January 1, 2010 through May 25, 2010.
(6)	Includes amounts converted from Euros at exchange rates of $1.3526 and $1.2574 and amounts converted from Canadian dollars at exchange rates of $0.98464 and $0.9438.
(7)	Includes amounts converted from Euros at an exchange rate of 1.2574 and amounts converted from Canadian dollars at an exchange rate of $0.9438.

Borrowings under the Prior Credit Facility bore interest at the sum of, as applicable, LIBOR, the Euribor or CDOR rate plus, in each case, the applicable margin. The applicable margin was set at 5.50% through December 31, 2008. Beginning January 1, 2009, the applicable margin depended upon our credit rating level: it was to be 2.75% if our credit rating was Ba3 or higher by Moody’s and BB- or higher by S&P, 3.75% if our credit rating was B1 by Moody’s or B+ by S&P, 4.25% if our credit rating was B3 or higher but lower than B1 by Moody’s and ‘B-’ or higher but lower than ‘B+’ by S&P, and 5.50% if our credit rating was lower than B3 by Moody’s or lower than B- by S&P.

On January 29, 2010 and February 26, 2010, we obtained waivers with respect to non-compliance with the financial covenants of the Prior Credit Facility from our lenders, including American Securities and Carl Marks. In connection with these two waiver extension agreements, we were required to pay fees to the lenders of approximately $0.3 million at the time of each extension. In addition, the waivers provided that the outstanding balance under the Prior Credit Facility bore interest at a rate that was 1.0% per year in excess of the non-default rate otherwise payable during that period under the facility. In connection with the waivers to the Prior Credit Facility in 2010 (i) American Securities was paid aggregate fees of approximately $0.1 million (includes amounts converted from Euros at exchange rates ranging between $1.3560 to $1.3702 and Canadian Dollars at exchange rates ranging between $0.9558 to $0.9684, the rates in effect on the days of the receipts by American Securities), and (ii) Carl Marks was paid aggregate fees of approximately $0.07 million (includes amounts converted from Euros at an exchange rate of $1.3338 to $1.3526, the exchange rates in effect on the days of the receipts by Carl Marks).

Plan of Reorganization

On the Effective Date, the Plan of Reorganization become effective, and, among other things:

•

20 million shares of our New Common Stock were authorized, of which an aggregate of 14,970,050 shares were issued and outstanding, as described below. In addition, 1,000,000 shares of preferred stock, par value $0.001, were authorized, of which 20,000 shares were designated as Series A Junior Participating Preferred Stock;

•	All of the shares of our Old Common Stock were cancelled and replaced with 2,566,150 shares of New Common Stock, which was equivalent to a 20 to 1 reverse split of our Old Common Stock;

•

The lenders under our Prior Credit Facility, including American Securities, Carl Marks, and Third Point LLC, and certain of our interest rate swap termination counterparties received, among other things, their ratable shares of (a) $10 million in cash, (b) $410 million in principal amount of term notes, to be issued pursuant to the Amended and Restated Credit Facility (defined below), and (c) 12,403,900 shares of New Common Stock;

•

Holders of our Old Common Stock also received warrants to purchase an aggregate of 1,663,760 shares of New Common Stock, representing approximately 0.0324108 Warrants for each share of Old Common Stock. The Warrants are exercisable for a term of four years from the issue date at an exercise price of $19.55 per share of New Common Stock. The exercise price was determined in accordance with a formula based on the final amount of allowed claims of the lenders; and

•

Our Board of Directors was reconstituted to consist of seven directors, including the Chief Executive Officer, one director nominated by our then-current Board, and five directors nominated by certain of our lenders, including American Securities and Carl Marks.

Pursuant to the provisions of the Plan of Reorganization described above, on the Effective Date (i) American Securities received $1.65 million in cash (includes amounts converted from Euros at an exchange rate of $1.2574 and Canadian Dollars at an exchange rate of $0.9438, the rates in effect on May 24, 2010) and 2,050,464 shares of New Common Stock, and (ii) Carl Marks received $1.11 million in cash and 1,381,956 shares of New Common Stock. American Securities and Carl Marks each also received term notes issued under the Amended and Restated Credit Facility, as described below.

Amended and Restated Credit Facility

On the Effective Date, the Prior Credit Facility was amended and restated as the Second Amended and Restated Credit and Guaranty Agreement (the “Amended and Restated Credit Facility”), dated as of May 25, 2010, by and among us, certain of our subsidiaries, Citigroup Global Markets Inc. as Lead Arranger and Bookrunner, and other agents and banks party thereto, including American Securities and Carl Marks. The table below provides information regarding the principal and interest under Amended and Restated Credit Facility attributable to each of American Securities and Carl Marks, and to all lenders under the facility as a group, from the period from May 25, 2010 through April 1, 2011:

Name	Highest Principal Amount Outstanding During Period	Aggregate Principal Received During Period	Aggregate Interest Received During Period	Principal Amount Outstanding as of April 1, 2011
American Securities(1)	$67.8 (2)	$0.3 (3)	$2.3 (3)	$0 (2)
Carl Marks(1)	$46.4 (4)	$0.8 (4)	$3.0 (4)	$46.0 (4)
All Lenders	$483.2 (7)	$3.4 (5)	$9.8 (5)	$483.2 (5)

(Dollars in millions)

(1)	Information with respect to American Securities and Carl Marks was provided by the applicable lender.
(2)	Includes amounts converted from Euros at an exchange rate of $1.2574 and Canadian Dollars at an exchange rate of $0.9438, the exchange rates in effect on May 24, 2010.

(3)	Includes amounts converted from Euros at exchange rates between $1.2976 to $1.3470 and Canadian Dollars at exchange rates between $0.9606 to $1.0003, the exchange rates in effect on the dates of the receipts by American Securities.
(4)	Includes amounts converted from Euros at an exchange rate of $1.39470, the exchange rate in effect on October 31, 2010.
(5)	Includes amounts converted from Euros at an exchange rate of $1.4182 and Canadian Dollars at an exchange rate of $1.0290, the exchange rates in effect on March 31, 2011.
(6)	Includes amounts converted from Euros at an exchange rate of $1.4169, the exchange rate in effect on April 1, 2011.
(7)	Includes amounts converted from Euros at exchange rates ranging between $1.2813 to $1.3644, the exchange rates in effect on the dates of the receipts by Carl Marks.

Borrowings under the Amended and Restated Credit Facility term loans bear interest as follows:

•	in the case of Xerium Canada Inc., at the CDOR (“Canadian dollar”) Rate plus (i) 6.25% if the leverage ratio equals or exceeds 2.75:1.00 or (ii) 5.75% if the leverage ratio is less than 2.75:1.00;

•	in the case of Xerium Technologies, Inc. the LIBOR Rate plus (i) 6.25% if the leverage ratio equals or exceeds 2.75:1.00 or (ii) 5.75% if the leverage ratio is less than 2.75:1.00; and

•

in the case of XTI LLC, Xerium Italia S.p.A., Huyck Wangner Austria GmbH and Xerium Germany Holding GmbH, at the Euribor Rate plus (i) 6.25% if the leverage ratio equals or exceeds 2.75:1.00 or (ii) 5.75 % if the leverage ratio is less than 2.75:1.00.

The terms “CDOR Rate,” “LIBOR Rate,” and “Euribor Rate” have the same meanings as set forth in the our pre-petition credit facility except that the CDOR Rate, the LIBOR Rate and the Euribor Rate shall not be less than 2.00% per annum. Interest periods will be 1, 2, 3 or 6 months. If any event of default occurs and is continuing, then interest on the unpaid balance of the outstanding term loans will accrue at a per annum rate of two percent greater than the rate of interest specified above.

The Amended and Restated Credit facility provides that we will make scheduled principal payments totaling approximately $2.0 million each quarter through March 2015.

Registration Rights Agreement

Pursuant to the Plan of Reorganization, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) on the Effective Date with Apax WW Nominees Ltd, Apax-Xerium Apia L.P., American Securities, and Carl Marks (the “RRA Parties”). Pursuant to the Registration Rights Agreement, we agreed that commencing on the 90th day after the Effective Date, any of the RRA Parties or group of RRA Parties may request registration under the Securities Act, of all or any portion of our New Common Stock held by such RRA Party on Form S-1 or Form S-3, as applicable. A RRA Party may not demand registration rights unless (A) the total offering price of the shares is reasonably expected to be at least $50 million (in the case of a Form S-1) or $20 million (in the case of a Form S-3) or (B) the shares to be registered represent at least 10% of our outstanding New Common Stock. In addition, the Registration Rights Agreement provides the RRA Parties with certain piggyback registration rights.

Director Nomination Agreements

Also pursuant to the Plan of Reorganization, we entered into (i) a Director Nomination Agreement with American Securities, and (ii) a Director Nomination Agreement with Carl Marks (both agreements together, the “Director Nomination Agreements,” and the lender parties thereto, the “Nominating Lenders”) on the Effective Date. Each of the Director Nomination Agreements provides that as long as the applicable Nominating Lender(s) is the beneficial owner of a number of shares of New Common Stock that is 50% or more of the number of shares distributed to such Nominating Lender(s) pursuant to the Plan of Reorganization (in such capacity, a “Continuing 50% Holder”), we will nominate for election to membership on our Board of Directors one individual designated by each such Continuing 50% Holder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2010, none of our executive officers served as: (i) a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee; or (iii) a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of Xerium. No current or former officers or employees of Xerium serve on the Compensation Committee.

NARRATIVE DISCLOSURE OF THE REGISTRANT’S COMPENSATION POLICIES AND

PRACTICES AS THEY RELATE TO THE REGISTRANT’S RISK MANAGEMENT

During 2010, we conducted a risk assessment of our compensation policies and practices to ensure that they do not foster risk taking above the level of risk associated with our business model. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. For additional information with respect to our risk management process, please see the section “Board Oversight and Risk Management” above.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount of our common stock beneficially owned, directly or indirectly, as of April 18, 2011, by (i) based on information filed with the SEC, each person known by us to beneficially own more than 5% of our common stock; (ii) each current member of the Board; (iii) each of our Named Executive Officers (provided that in the case of Messrs. Fox and Maffucci, who were no longer officers of Xerium as of April 18, 2011, the data below is based upon information available to us); and (iv) all members of the Board and all of our executive officers as a group, and the percentage of the common stock outstanding represented by each such amount. As of April 18, 2011, the total number of shares of our common stock outstanding was 15,016,493. Except as indicated in the footnotes to the table, each person has sole voting and investment power with respect to all shares indicated as beneficially owned by such person. Except as indicated in the footnotes to this table, the address for each person listed below is c/o Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

	Common Stock, par value $0.001 per share
Name of Beneficial Owner	Number	Percent
AS Investors, LLC(1)	2,164,338	14.4%
Apax Europe IV GP Co. Ltd.(2)	2,063,877	13.0%
Carl Marks Management Company, LLC(3)	1,495,830	10.0%
Third Point LLC(4)	1,480,000	9.9%
Park West Asset Management LLC(5)	840,393	5.6%
Stephen Light(6)	266,463	1.8%
Brian J. Fox(7)	0	*
David Maffucci(8)	9,014	*
David Pretty(9)	32,159	*
Joan Badrinas Ardèvol(10)	39,183	*
Eduardo Fracasso(11)	37,643	*
Ambassador April H. Foley(12)	0	*
Jay J. Gurandiano(12)(13)	6,226	*
John F. McGovern(12)	8,000	*
Edward F. Paquette(12)(14)	9,367	*
Marc L. Saiontz(12)(15)	0	*
James F. Wilson(12)(16)	1,495,830	10.0%
All directors and officers as a group (15 people)(17)	1,944,991	12.9%

(*)	Less than 1%.
(1)	AS Investors, LLC’s address is c/o American Securities LLC, The Chrysler Center, 666 Third Avenue, New York, NY 10017. American Securities Partners V, L.P., American Securities Partners V(B), L.P., American Securities Partners V(C), L.P., (collectively, the “Sponsors”) are owners of membership interests in AS Investors, LLC. American Securities Associates V, LLC is the general partner of each Sponsor. American Securities LLC provides investment advisory services to each Sponsor and to American Securities Associates V, LLC.
(2)	Apax Europe IV GP Co. Ltd.’s address is 13—15 Victoria Road, St Peter Port, Guernsey, Channel Islands GY1 3ZD. Includes 1,248,162 shares held by Apax WW Nominees Ltd. and 4,026 shares held by Apax-Xerium APIA L.P. Apax Europe IV GP Co. Ltd. is the managing general partner of Apax Europe IV GP L.P. Apax Europe IV GP LP is the managing general partner of Apax Europe IV-A, L.P. and of Apax-Xerium APIA LP. Apax WW Nominees Ltd. holds shares in Xerium as custodian and on behalf of Apax Europe IV-A, L.P. Includes 811,689 shares of common stock underlying warrants that are currently exercisable.
(3)

Carl Marks Management Company, LLC’s address is 135 East 57th Street, New York, NY 10022. Represents 1,495,830 shares held by Carl Marks Strategic Investments, L.P., of which 947,284 were participated to Carl Marks Strategic Opportunities Fund, L.P. pursuant to the terms of a Master Participation Agreement, dated April 18, 2008. Carl Marks Management Company, LLC is the registered investment adviser of Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Opportunities Fund, L.P. CMSI GP, LLC is the general partner of Carl Marks Strategic Investments, L.P., and Carl Marks GP, LLC is the general partner of Carl Marks Strategic Opportunities Fund, L.P. Messrs. Andrew M. Boas, Robert C. Ruocco, and James Forbes Wilson are the managing members of Carl Marks Management Company, LLC, CMSI GP, LLC and Carl Marks GP, LLC.

(4)	Third Point LLC’s address is 390 Park Avenue, New York, NY 10022. Includes 1,480,000 shares held by Third Point Offshore Master Fund, L.P. Third Point LLC serves as investment manager or adviser to a variety of funds and managed accounts with respect to shares of Xerium held directly by such funds and accounts. Third Point Advisors II L.L.C. is the general partner of Third Point Offshore Master Fund, L.P. Mr. Daniel S. Loeb is the Chief Executive Officer of Third Point LLC.

(5)	Park West Asset Management LLC’s address is 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939. Represents 682,260 shares held by Park West Investors Master Fund Limited and 158,133 shares held by Park West Partners International, Limited. Park West Asset Management LLC is the investment manager of Park West Investors Master Fund Limited and Park West Partners International, Limited. Peter S. Park is the sole member and manager of Park West Asset Management LLC. Includes 20,119 shares of common stock underlying warrants that are currently exercisable.
(6)	Includes 71,465 shares of common stock underlying warrants that are currently exercisable. In addition, includes 26,387 shares of common stock underlying restricted stock units settling within 60 days of April 18, 2011.
(7)	Mr. Fox resigned on March 14, 2011.
(8)	Mr. Maffucci resigned on August 13, 2010. Includes 3,545 shares of common stock underlying warrants that are currently exercisable.
(9)	Includes 5,220 shares of common stock underlying warrants that are currently exercisable. In addition, includes 8,252 shares of common stock underlying restricted stock units settling within 60 days of April 18, 2011.
(10)	Includes 7,988 shares of common stock underlying warrants that are currently exercisable. In addition, includes 8,852 shares of common stock underlying restricted stock units settling within 60 days of April 18, 2011.
(11)	Includes 6,305 shares of common stock underlying warrants that are currently exercisable. In addition, includes 9,214 shares of common stock underlying restricted stock units settling within 60 days of April 18, 2011.
(12)	Excludes 2,228 shares of common stock underlying director deferred stock units held by the non-management director. Such deferred stock units will be settled in shares of common stock six months after the director’s departure from the Board of Directors, and thus are not convertible into shares of common stock within 60 days of April 18, 2011.
(13)	Includes 3,556 shares of common stock (not including shares in respect of future dividend payments on our common stock) that will be paid to the non-management director upon the termination of his service on the Board in respect of outstanding restricted stock units earned as part of the director’s compensation for service on the Board. Also includes 2,445 shares of common stock underlying warrants and stock options that are currently exercisable.
(14)	Includes 5,689 shares of common stock (not including shares in respect of future dividend payments on our common stock) that will be paid to the non-management director upon the termination of the director’s service on the Board in respect of outstanding restricted stock units earned as part of the director’s compensation for service on the Board. Also includes 3,678 shares of common stock underlying stock options that are currently exercisable.
(15)	Mr. Saiontz’s business address is c/o American Securities LLC, The Chrysler Center, 666 Third Avenue, New York, NY, 10017.
(16)

Mr. Wilson’s business address is c/o Carl Marks Management Company, L.P., 900 Third Avenue, 33rd Floor. Represents 1,495,830 shares of common stock described in note 2 above. Mr. Wilson is a managing member of Carl Marks Management Company, LLC, CMSI GP, LLC and Carl Marks GP, LLC. Carl Marks Management Company, LLC is the registered investment adviser of Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Opportunities Fund, L.P. CMSI GP, LLC is the general partner of Carl Marks Strategic Investments, L.P., and Carl Marks GP, LLC is the general partner of Carl Marks Strategic Opportunities Fund, L.P. Mr. Wilson’s indirect interest in the securities reported herein (if any) is limited to his pecuniary interest in Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Opportunities Fund, L.P. (if any).

(17)	Includes an aggregate of 10,089 shares of common stock underlying warrants and stock options that are currently exercisable. Also includes an aggregate of 9,245 shares of common stock (not including shares in respect of future dividend payments on our common stock) that will be paid to Messrs. Gurandiano and Paquette upon the termination of their service on the Board in respect of outstanding restricted stock units earned as part of the directors’ compensation for service on the Board. In addition, includes 79,274 shares of common stock underlying restricted stock units settling within 60 days of April 18, 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain of our officers and persons who own more than 10% of our common stock to file reports of ownership of, and transactions in, our common stock with the SEC. Based on our review of the reports required under Section 16(a) we have received, we believe that all of our directors, officers, and persons owning more than 10% of our common stock complied with all reporting requirements applicable to them with respect to transactions in 2010.

PROPOSAL 2: APPROVAL OF AMENDMENT NO. 1 TO THE 2010 EQUITY INCENTIVE PLAN

The Board of Directors has approved, subject to approval by stockholders at the Annual Meeting, Amendment No. 1 to the 2010 Plan to increase the aggregate number of shares of our common stock that may be delivered under or in satisfaction of awards under such plan from 463,525 to 913,525, and to provide that the number of shares that may be delivered under or in satisfaction of awards under the plan shall be determined net of shares withheld from an award in satisfaction of tax withholding requirements. A copy of the 2010 Plan and the proposed Amendment No. 1 are attached to this Proxy Statement as Appendix A.

The purpose of Amendment No. 1 is to provide for additional shares of our common stock to be made available for the grant of incentive awards consisting of or based on our common stock, and to conform the treatment of shares withheld for taxes under our 2010 Plan to our historical practices with respect to the 2005 Plan.

Summary of the 2010 Plan

Below is a summary of the principal features of the 2010 Plan. The following summary is qualified in its entirety by the specific language of the 2010 Plan and the proposed amendment attached to this Proxy Statement as Appendix A.

We adopted the 2010 Plan pursuant to our Plan of Reorganization upon our emergence from chapter 11 on May 25, 2010. Because the Plan of Reorganization was approved by the Bankruptcy Court, stockholder approval of the 2010 Plan was not required. The purpose of the 2010 Plan is to attract and retain key employees, directors and consultants of the Company and its affiliates, to provide an incentive for them to achieve performance goals, and to enable them to participate in the growth of the Company by granting awards with respect to our common stock.

Administrator

The 2010 Plan requires that a committee consisting of not fewer than two members of our Board of Directors shall administer the 2010 Plan and make grants to key employees, directors, and consultants. The 2010 Plan is currently administered by the Compensation Committee. The Compensation Committee will continue to administer the 2010 Plan and will have the power to select participants, determine award terms and conditions and adopt, alter and repeal administrative rules, guidelines and practices applicable to the 2010 Plan. The Compensation Committee may delegate duties and responsibilities to one or more of its members and may delegate certain functions to officers and others. The Board of Directors may perform the functions of the Compensation Committee except in those instances where applicable tax rules require that the Compensation Committee act.

Shares Reserved for Awards

If Amendment No. 1 to the 2010 Plan is approved by stockholders at the Annual Meeting, the maximum number of shares that may be delivered under or in satisfaction of awards under the 2010 Plan will be 913,525 shares of our common stock, determined net of shares withheld from an award in satisfaction of tax withholding requirements, provided, however, that to the extent that equity incentive awards granted prior to the Effective Date pursuant to our 2005 Plan, as amended, or employment agreements with our senior management do not vest on or after the Effective Date in accordance with their terms, the number of shares of common stock reserved pursuant to the 2005 Plan with respect to such unvested awards shall be added to the number of shares of common stock that may be delivered under the 2010 Plan. Shares subject to but not issued under an award (for example, in the case of an award that is terminated or cancelled or that expires or is satisfied, in whole or in part, with cash or property other than our common stock) are not counted for this purpose as shares delivered under the 2010 Plan. The aggregate limit on shares deliverable under the 2010 Plan will not be reduced by shares delivered under awards assumed in a merger, consolidation, stock purchase or similar transaction or under awards granted in substitution for another company’s awards in connection with such a transaction.

The maximum number of shares of our common stock for which options and SARs (defined below) may be granted to any participant in a calendar year is, in each case, 150,000, and the maximum number of shares of stock subject to other awards that may be delivered to any participant in a calendar year is 150,000. These limits, and the aggregate maximum number of shares deliverable under the 2010 Plan as described in the preceding paragraph, are subject to adjustment in the case of stock dividends and other transactions affecting our common stock.

Awards

The 2010 Plan provides for the grant of awards consisting of any or a combination of stock options, SARs, restricted stock, unrestricted stock or stock unit awards.

Stock Options

The Compensation Committee may grant both (i) options to purchase shares of our common stock that are intended to comply with the requirements of Section 422 of the Code and the rules thereunder (“incentive stock options” or “ISOs”) and (ii) options that are not intended to comply with such requirements (“nonqualified stock options” or “NSOs”). The exercise price for any stock option will not be less than the fair market value of our common stock on the date of grant. Shares of common stock will not be delivered pursuant to any exercise of a stock option until we receive payment in full of the exercise price for the stock option.

Stock Appreciation Rights

The Compensation Committee may grant rights to receive any excess in value of the shares of common stock subject to the rights over the exercise price of the rights (“SARs”). The Compensation Committee will determine whether SARs are settled in cash, common stock or other of our securities, awards or other property, and may define the manner of determining the excess in value of the shares of our common stock. The grant price for any SAR will not be less than the fair market value of our common stock on the date of grant.

Restricted or Unrestricted Stock Awards

The Compensation Committee may grant shares of restricted common stock. The restricted stock will vest and become transferable upon the satisfaction of conditions set forth in the respective restricted stock award agreement. Restricted stock awards may be forfeited if, for example, the recipient’s employment terminates before the award vests. The Compensation Committee also may grant shares of unrestricted common stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Compensation Committee may determine.

Stock Unit Awards

The Compensation Committee may grant awards consisting of generally nontransferable units representing the right or conditional right of the holder to a future delivery of shares of our common stock. Stock unit awards may be subject to vesting conditions set forth in the award agreements. The holder of a restricted stock unit award will have none of the rights of a holder of our common stock unless and until shares of common stock are actually delivered in satisfaction of such units.

Performance Goals

The Compensation Committee may establish performance goals on which the granting of restricted stock, unrestricted stock, or stock unit awards, or the vesting of restricted stock or stock unit awards, will be subject.

These performance goals may be based on corporate or other business criteria as the Compensation Committee may determine. The Compensation Committee will determine whether any performance goals so established have been achieved, and if so, to what extent. The 2010 Plan specifies the performance criteria terms that are applicable to any award for which performance goals are established that is intended to satisfy the exception for qualified performance-based compensation under Section 162(m) of the Code.

Acceleration

Any awards granted under the 2010 Plan may be subject to acceleration of vesting, to the extent permitted by the Compensation Committee, including, but not limited to, in the event of the participant’s death, disability, retirement, or involuntary termination or due to a change in control.

Transferability

Awards granted under the 2010 Plan are generally not transferable by the participant.

Change in Control

The 2010 Plan provides for certain modifications to awards if a “Covered Transaction” occurs. A Covered Transaction is generally one in which (i) any person or group, other than us or any of our subsidiaries, becomes a beneficial owner of more than 50% of us, (ii) we complete a merger, and any person or group (other than a person or group holding more than 50% of us prior to the merger) holds 50% or more of us following the merger, (iii) we sell all or substantially all of our assets or business (other than to any person or group that held 50% or more of us prior to the sale), or (iv) our dissolution or liquidation occurs.

In the event of a Covered Transaction, without further action from the Compensation Committee: (i) all outstanding options and SARs immediately vest and become exercisable, and (ii) all outstanding restricted stock awards and stock unit awards immediately become fully earned and vested, and any applicable restricted period immediately lapses; provided, however, that: (a) any such awards that are conditioned on price targets with respect to our common stock only become earned and vested to the extent that the that the price targets are met with respect to the common stock in the Covered Transaction, and (b) for awards subject to other performance-based conditions, only the portion of such awards for which the applicable performance-based conditions have been achieved, as determined by the Compensation Committee, become earned and vested. In the event of a Covered Transaction, the Compensation Committee in its discretion may, with respect to any award, at the time the award is made or at any time thereafter, take one or more of the following actions: (i) accelerate any time period relating to exercise or payment of the award, (ii) provide for the cancellation of the award (without the consent of the participant) in exchange for the payment of cash or other property with a fair market value equal to the amount that would have been received if the award had been exercised or paid immediately prior to the transaction, (iii) adjust the terms of the award to reflect the transaction, (iv) cause the award to be assumed or new awards substituted by another entity or (v) make other provision as the Compensation Committee considers equitable to the participant and in our best interests.

Termination of Employment

Unless the Compensation Committee provides otherwise and subject to certain exceptions, upon termination of a participant’s employment or service relationship with us, unvested awards and awards not then exercisable will be forfeited and stock options and SARs that are then exercisable must generally be exercised within three months after termination or within one year after death, but in no event later than the expiration of the award term.

Amendments

Our Board of Directors may amend the 2010 Plan or terminate the 2010 Plan as to any further grants, subject to such stockholder approval as the Board determines to be necessary or advisable. The Compensation Committee may amend or terminate any outstanding award, but any such action shall require the participant’s consent unless the Compensation Committee determines that the action would not materially and adversely affect the participant.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the 2010 Plan under the law as in effect on the date of this Proxy Statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2010 Plan, nor does it cover state, local or non-U.S. taxes.

ISOs. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to us) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

NSOs. In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to us; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which we are not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Under Section 409A of the Code, certain nonqualified deferred compensation arrangements subject to the requirements of Section 409A may result in accelerated taxable income to the employee or other service provider, and in additional taxes to the service provider, if the arrangement does not satisfy the Section 409A requirements in form or in operation. The 2010 Plan is designed to provide for option grants that are not subject to these Section 409A requirements.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in control of us may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the 2010 Plan may be subject to an additional 20% federal tax and may be nondeductible to us.

New Plan Benefits

In general, awards under Amendment No. 1 to the 2010 Plan, if it is approved by the stockholders, and the amount of any such awards are discretionary and are subject to vesting, performance, and other requirements.

Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of individuals in 2011 pursuant to Amendment No. 1. The number of shares of common stock subject to awards granted under the 2005 Plan and 2010 Plan (prior to Amendment No. 1) in 2010 to the Named Executive Officers and directors, and certain other information regarding awards, are set forth above under the “Summary Compensation Table,” “Grants of Plan-Based Awards” table, “Outstanding Equity Awards at Fiscal Year-End Table,” “Option Exercises and Stock Vested Table,” and the “Director Compensation” table. Information regarding 2010 awards may not be indicative of awards that will be made under the 2010 Plan, as amended, in future years.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2010 with respect to shares of our common stock that may be issued under the 2005 Plan and 2010 Plan. The table includes information with respect to shares subject to outstanding restricted stock units at December 31, 2010.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	44,291	(1)	$20.80	(2)	133,220
Equity compensation plans not approved by security holders(3)	359,873	(4)	—		103,652

Total	404,164				236,872

(1)	Includes shares underlying restricted stock units and options outstanding at December 31, 2010.
(2)	Represents the exercise price of an aggregate of 5,977 options awarded to Messrs. Paquette and Gurandiano on May 25, 2010.
(3)	Reflects information with respect to the 2010 Plan, which was provided for in our Plan of Reorganization (confirmed by the Bankruptcy Court on May 12, 2010).
(4)	Includes shares underlying time-based awards under the 2010 – 2012 LTIP, the target amount of performance-based awards under the 2010 – 2012 LTIP, and director deferred stock units outstanding at December 31, 2010. Does not include awards under the 2010 MIC, as such awards were denominated in dollars, and the amounts of equity payable thereunder were not determinable until after December 31, 2010. See the section “Short-Term Incentive Compensation” in the Compensation Discussion & Analysis. Each of the 2010 MIC and 2010 – 2012 LTIP provides that if, at the time the performance awards thereunder become payable, there are insufficient shares available under the 2010 Plan to make such awards, the awards will be delayed until our stockholders approve an increase in the number of shares under the 2010 Plan. If our stockholders do not approve such an increase, each of the 2010 MIC and 2010 – 2012 LTIP provides that the performance awards will instead be paid in cash.

For further information regarding awards granted under the 2010 and 2005 Plan, see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

We are asking stockholders to ratify and approve the amendment of the 2010 Plan in order to comply with applicable requirements of the NYSE and, to the extent permitted by law, to preserve the tax deductible status for certain awards granted under the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AMENDMENT NO. 1 TO THE 2010 EQUITY INCENTIVE PLAN.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for 2011. Ernst & Young LLP served as our independent registered public accounting firm for 2010. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We request such ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interest and the best interests of our stockholders.

The following table summarizes the aggregate fees billed for professional services rendered to us by Ernst & Young LLP in 2010 and 2009. A description of those fees and services follows the table.

	2010	2009
Audit fees(a)	$2,115,291	$2,089,265
Audit-related fees(b)	165,275	363,190
Tax fees(c)	444,687	251,291
All other fees(d)	—	—

Total fees	$2,740,206	$2,703,746

(a)	Audit fees were for professional services rendered for the audits of our consolidated financial statements (including services in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), foreign statutory audit fees, attest services, reviews of quarterly results, consents, and assistance with and review of documents filed with the SEC and related out-of-pocket expenses.
(b)	Audit-related fees were for technical, financial reporting, and compliance services that are reasonably related to the performance of the audit or review of our financial statements and that are not included under the heading “Audit fees.”
(c)	Tax fees include tax compliance, tax planning, and tax advice.
(d)	All other fees include services not included in (a), (b), or (c) above.

The Audit Committee is responsible for pre-approving all audit and non-audit services rendered by Ernst & Young LLP. The Audit Committee has adopted a policy which sets forth procedures and conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Under the policy, unless the Audit Committee states a different term, the term of any pre-approval extends from the date of the pre-approval until the next meeting of the Audit Committee at which it reviews all outstanding pre-approvals and renews, modifies and/or discontinues each such pre-approval. The Audit Committee has delegated certain pre-approval responsibilities to its Chair, currently Mr. McGovern. Any services pre-approved by the Chair are to be reported to the Audit Committee at its next general meeting. Any proposed services exceeding pre-approved cost levels or with scope greater than that which is pre-approved requires specific approval by the Audit Committee in advance of the provision of the service. The Audit Committee pre-approved all audit and non-audit services rendered by Ernst & Young LLP for the years ended December 31, 2010 and December 31, 2009.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 4: ADVISORY (NONBINDING) VOTE ON EXECUTIVE COMPENSATION

As discussed in the Compensation Discussion & Analysis section in this Proxy Statement, our executive compensation program is designed to align our executive officers’ interests with those of the stockholders. We believe that our compensation policies and procedures reward executive officers for both their individual performance and our company’s overall performance, and we believe such compensation policies and procedures create interests for our executive officers that are strongly aligned with the long-term interests of our stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our stockholders with an advisory (nonbinding) vote on the compensation of our executive officers as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a stockholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion & Analysis, compensation tables, and narrative disclosure.”

When you cast your vote, we urge you to consider the description of our executive compensation program contained in this Proxy Statement, including in the Compensation Discussion & Analysis and the accompanying tables and narrative disclosure. Highlights of our program in 2010 include the following factors:

•	Over 60% of the 2010 compensation earned by our Named Executive Officers who served during the full-year of 2010 was incentive compensation that was either performance-based or equity-based;

•

We structured our short-term incentive compensation to be paid 50% in cash, and the remaining 50% in the form of restricted stock units to balance the desire to provide executives with cash compensation for achieving annual performance targets with the goal of aligning management with stockholder interests through stock ownership;

•

We structured our long-term equity compensation grants to be 65% in performance-based awards and 35% in time-based awards to strengthen executive retention, promote stock ownership, link compensation to our performance over a longer period, and promote accountability for performance; and

•

Our 2010 increases in base salaries for our Named Executive Officers were the first increases since early 2008, and were necessary to ensure retention and engagement of our senior management team following our restructuring.

Because your vote is advisory, it will not be binding upon our Board of Directors, it will not overrule any decision by the Board and it will not create or imply any additional fiduciary duties on the Board or any member thereof. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR THE APPROVAL OF THE ADVISORY (NONBINDING) VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 5: ADVISORY (NONBINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As discussed in Proposal No. 4 above, we are providing our stockholders an advisory (nonbinding) vote on the compensation of our executive officers. The advisory vote described in Proposal No. 4 above is referred to as a “Say-on-Pay” vote. In Proposal No. 5, we are providing our stockholders with a separate advisory (nonbinding) vote on how often (every one, two or three years) we will provide our stockholders with a Say-on-Pay vote in the future. Section 14A of the Securities Exchange of 1934, as amended, requires that we submit this proposal to our stockholders at least once every six years.

You may cast your advisory vote on whether the stockholder vote on executive compensation will occur every one, two, or three years, or you may abstain from voting on the matter. Because your vote is advisory, it will not be binding upon the Board, it will not overrule any decision by the Board and it will not create or imply any additional fiduciary duties on the Board or any member thereof. However, we will take into account the outcome of the vote when considering matters to be submitted to stockholders in the future. In Proposal No. 5, you are not voting “for” or “against” any proposal or recommendation by our Board but, rather, the proxy card provides you the opportunity to vote for the option (every one, two, or three years) you believe is the most appropriate or abstain.

Our Board of Directors recommends that stockholders vote in favor of holding our advisory vote on executive compensation every three years. In making this recommendation, the Board considered the relevant merits of each of the three frequency alternatives. The Board believes that holding the advisory vote every three years will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies, and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. An advisory vote occurring once every three years will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our stockholders regarding our executive compensation program during the period between advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR “THREE YEARS” (AS OPPOSED TO ONE YEAR OR TWO YEARS) FOR THE FREQUENCY OF FUTURE STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals of business and nominations for directors for inclusion in our proxy materials for the 2012 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and our By-laws. To be eligible, the stockholder proposals must be received by the Secretary of Xerium on or before December 28, 2011. However, if the date of the 2012 Annual Meeting is changed by more than thirty (30) days from the date of the first anniversary of the 2011 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail our Proxy Statement for the 2012 Annual Meeting.

Under our By-laws, proposals of business and nominations for directors other than those to be included in our proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice in writing that contains the information required by the By-laws is timely delivered to the Secretary, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. To be timely, a notice with respect to the 2012 Annual Meeting of Stockholders must be received by the Secretary not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2011 Annual Meeting, or, if the 2012 Annual Meeting of Stockholders is not held within thirty (30) days before or after such anniversary date or in the case of a special meeting, not later than the close of business on the tenth day following the date on which the notice of the meeting is mailed or public disclosure is made, whichever occurs first.

FORM 10-K

A copy of our Annual Report on Form 10-K for 2010, as filed with the SEC, has been mailed with this Proxy Statement (without exhibits) and is also available without charge by writing to Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. It can also be accessed free of charge by visiting our website at www.xerium.com.

DIRECTIONS TO OUR ANNUAL MEETING

From the Raleigh-Durham International Airport, please take I-540 East for approximately 9.5 miles to Exit 11 (Six Forks Road). Bear right onto Six Forks Road for approximately one mile to 8537 Six Forks Road.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We do not household proxy materials, although some brokers may do so, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You should notify your broker if, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver a separate copy of the annual report and proxy statement to you if you call 919-526-1444 or write to Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

COSTS

We will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally, by telephone, fax, or e-mail by directors, officers, and other employees of Xerium and our transfer agent, AST. Upon request, we will reimburse brokers, banks, custodians, other nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of our common stock that such entities hold of record.

OTHER BUSINESS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable.

Our Annual Report to Stockholders, including financial statements for 2010, is being mailed to you together with this Proxy Statement.

Appendix A

XERIUM TECHNOLOGIES, INC.

2010 EQUITY INCENTIVE PLAN

1.	Purpose; Term.

This Xerium Technologies, Inc. 2010 Equity Incentive Plan (the “Plan”) provides for the grant of incentive awards consisting of or based on the Common Stock of the Company. The purpose of the Plan is to attract and retain key employees, directors and consultants of the Company and its Affiliates, to provide an incentive for them to achieve performance goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company’s Common Stock. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards granted prior to that date may continue in accordance with their terms. Certain capitalized terms used herein are defined in Section 3 below.

2.	Administration.

The Plan shall be administered by the Committee. Except to the extent action by the Committee is required under Section 162(m) of the Code in the case of Awards intended to qualify for exemption thereunder, the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee’s decisions shall be final and binding. The Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, references herein to the Committee shall include the person or persons so delegated to the extent of such delegation.

3.	Certain Definitions.

“Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

“Award” means any Option, SAR, Restricted Stock, Unrestricted Stock or Stock Unit Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act or an “outside director” within the meaning of Section 162(m) of the Code, respectively.

“Common Stock” or “Stock” means the Common Stock, $0.001 par value, of the Company.

“Company” means Xerium Technologies, Inc., a Delaware corporation.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Reporting Person” means a person subject to Section 16 of the Exchange Act.

“Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date.

4.	Eligibility.

All key employees, all directors and all consultants of the Company or of any Affiliate whom the Committee considers to be capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to employees of the Company or of any parent or subsidiary corporation of the Company, as those terms are used in Section 424 of the Code.

5.	Stock Available for Awards.

a. Amount. Subject to adjustment under subsection (b), no more than 463,525 shares of Common Stock in the aggregate may be delivered under or in satisfaction of Awards, provided, however, that to the extent that equity incentive awards granted prior to the Effective Date pursuant to the Company’s 2005 Equity Incentive Plan, as amended, do not vest on or after the Effective Date in accordance with their terms, the number of shares of Common Stock subject to such unvested awards shall be added to the number of shares that may be delivered hereunder. For the avoidance of doubt, the termination, cancellation or expiration of an Award or any portion thereof without the delivery of shares of Common Stock, or the satisfaction of an Award or any portion thereof by the delivery of cash or other property other than shares of Common Stock, shall not be treated as the delivery of shares of Common Stock for purposes of this subsection (a). Common Stock issued under awards granted by another company (“other company awards”) and assumed by the Company in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Company under awards substituted for other company awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the shares available for Awards under the Plan; provided, that the maximum number of shares that may be issued pursuant to ISOs (as defined below) shall be determined in a manner consistent with Section 422 of the Code and the rules thereunder. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares.

b. Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required or appropriate to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of ISOs, or in the case of Awards intended to qualify for exemption under Section 162(m) of the Code, to any limitation required under the Code) shall make such adjustment as it determines to be equitable to any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing; provided, that the number of shares subject to any Award shall always be a whole number.

c. Limit on Individual Grants. The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed, in each case, 150,000, and the maximum number of shares of Common Stock that may be granted as Stock Awards pursuant to Section 8 to any Participant in the aggregate in any calendar year shall not exceed 150,000, subject in each case to adjustment under subsection (b).

6.	Stock Options.

a. Grant of Options. Subject to the provisions of the Plan, the Committee may grant both (i) options (“Options”) to purchase shares of Common Stock that are intended to comply with the requirements of Section 422 of the Code and the rules thereunder (“ISOs”) and (ii) Options that are not intended to comply with such requirements (“NSOs”). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

b. Terms and Conditions. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

c. Payment. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent legally permissible and permitted by the Committee at or after the grant of the Option, by delivery of a note or other commitment satisfactory to the Committee; shares of Common Stock that have been owned by the optionee for at least six months (or such other period as the Committee may determine), valued at their Fair Market Value on the date of delivery; such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine; or any combination of the foregoing permitted forms of payment.

7.	Stock Appreciation Rights.

a. Grant of SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price (“Stock Appreciation Rights” or “SARs”). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

b. Exercise Price. The Committee shall fix the exercise price of each SAR, which shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant.

8.	Stock Awards.

a. Restricted or Unrestricted Stock Awards. The Committee may grant shares of Common Stock subject to forfeiture (“Restricted Stock”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary. The Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time (“Unrestricted Stock”). Shares of Restricted Stock or Unrestricted Stock may be issued for such consideration, if any, as the Committee may determine consistent with applicable law.

b. Stock Unit Awards. The Committee may grant Awards (“Stock Unit Awards”) consisting of units representing shares of Common Stock. Each Stock Unit Award shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more shares of Common Stock (including, if so provided with respect to the Award, shares of Restricted Stock), subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. No Participant or Designated Beneficiary holding a Stock Unit Award shall be treated as a stockholder with respect to the shares of Common Stock subject to the Award unless and until such shares are actually delivered under the Award. Stock Unit Awards may not be sold, assigned, transferred, pledged or otherwise encumbered except as permitted by the Committee.

c. Performance Goals. The Committee may establish performance goals on which the granting of Restricted Stock, Unrestricted Stock, or Stock Unit Awards, or the vesting of Restricted Stock or Stock Unit Awards, will be subject. Such performance goals may be based on such corporate or other business criteria as the Committee may determine. The Committee shall determine whether any performance goals so established have been achieved, and if so to what extent, and its determination shall be binding on all persons. Notwithstanding anything herein to the contrary, the performance criteria terms set forth on Appendix A hereto shall apply to any Award for which performance goals are established pursuant to this Section 8(c) that is intended to satisfy the exception for qualified performance-based compensation under Section 162(m) of the Code.

9.	General Provisions Applicable to Awards.

a. Documentation. Each Award shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

b. Application of Code Section 409A. Notwithstanding anything in this Plan to the contrary, it is intended that any grant of an Award shall satisfy the requirements for compliance with or exemption from Section 409A of the Code, to the extent applicable. The Plan and any Award shall be interpreted in a manner that is consistent with compliance with or exemption from Section 409A. In the event that any Award is subject to Section 409A and is otherwise payable upon a Change of Control, no such payment shall be made unless such Change of Control constitutes a “Change in Control Event” as defined in Section 1.409A-3(i)(5)(i) of the Treasury Regulations, and as set forth in Section 1.409A-3(i)(5)(v) through (vii). In the event that any Award is subject to Section 409A and is payable upon termination of employment or service, such Award shall not be payable upon a termination of employment or service unless such termination of employment or service constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations.

c. Committee Discretion. Awards may be made alone or in combination with other Awards, including Awards of other types. The terms of Awards of the same type need not be identical, and the Committee need not treat Participants uniformly (subject to the requirements of applicable law). Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

d. Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

e. Termination of Service. Unless the Committee expressly provides otherwise, the following rules shall apply in connection with the cessation of a Participant’s employment or other service relationship with the Company and its Affiliates. Immediately upon the cessation of the Participant’s employment or other service relationship with the Company and its Affiliates an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:

(i) All Stock Options and SARs held by a Participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such Participant’s executor or administrator or the person or persons to whom the Stock Option or SAR is transferred by will or the applicable laws of descent and distribution, in each case for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this subsection (e), and shall thereupon terminate; and

(ii) all Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant’s employment or other service relationship for reasons other than death and except as provided in (iii) below, to the extent then exercisable, will remain exercisable for the lesser of (1) a period of three months or (2) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this subsection (e), and shall thereupon terminate.

(iii) Unless the Committee expressly provides otherwise, a Participant’s “employment or other service relationship with the Company and its Affiliates” will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

f. Change in Control. If (i) any Person or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or any of its subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or one of its subsidiaries, becomes a beneficial owner, directly or indirectly, in one or a series of transactions, of securities representing fifty percent (50%) or more of the total number of votes that may be cast for the election of directors of the Company, (ii) the Company merges into or combines with any other entity and, immediately following such merger or combination, any Person or group of Persons acting in concert holds 50% or more of the voting power of the entity surviving such merger or combination (other than any Person or group of Persons which held 50% or more of the Company’s voting power immediately prior to such merger or combination or any Affiliated Person of any such Person or member of such group), (iii) the Company sells all or substantially all of its assets or business for cash or for securities of another Person or group of Persons (other than to any Person or group of Persons which held 50% or more of the Company’s total voting power immediately prior to such sale or to any Affiliated Person of any such Person or any member of such group), or (iv) a dissolution or liquidation of the Company (any of (i), (ii), (iii) or (iv) being herein referred to as a “Covered Transaction”), then, without further action by the Committee, (A) all outstanding

Options and SARs shall immediately become fully vested and exercisable, and (B) all outstanding Restricted Stock Awards and Stock Unit Awards shall immediately become fully earned and vested and, in the case of Restricted Stock, the Restricted Period with respect thereto shall immediately lapse; provided, however, that: (1) any such Restricted Stock Awards and Stock Unit Awards that are conditioned upon the attainment of specified price targets with respect to the Common Stock shall only become earned and vested to the extent that the transaction price per share in the Covered Transaction or, if not discernable due to the nature of the Covered Transaction, the Fair Market Value of a share of Common Stock, in each case as determined by the Committee, exceeds the applicable price targets under such Awards, and (2) any such Restricted Stock Awards and Stock Unit Awards that are conditioned upon the attainment of performance-based conditions (other than performance-based Awards covered by subsection (1) above) shall only become earned and vested in respect of that portion of the Award that would become earned and vested upon target-level achievement of the performance goals applicable thereto, as determined by the Committee. Without limiting the foregoing (but solely after giving full effect to the provisions of the preceding sentence), in the event of a Covered Transaction, the Committee in its discretion may, with respect to any Award, at the time the Award is made or at any time thereafter, take one or more of the following actions: (A) provide for the acceleration of any time period relating to the exercise or payment of the Award (provided that the payment of any Award that constitutes a deferral of compensation subject to Section 409A may not be accelerated except to the extent permitted by Section 409A of the Code), (B) provide for the cancellation of the Award (without the consent of the Participant) in exchange for the payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received (net of any exercise price) upon the exercise or payment of the Award had the Award been exercised or paid immediately prior to the Covered Transaction, (C) adjust the terms of the Award in a manner determined by the Committee to reflect the covered transaction, (D) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (E) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

g. Transferability. No Award may be transferred other than by will or the laws of descent and distribution and may be exercised, during the life of the Participant, only by the Participant, except that, as to Awards other than ISOs, the Committee may permit certain transfers to the Participant’s family members or to certain entities controlled by the Participant or his or her family members.

h. Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes or social insurance contributions required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax (or social insurance) obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee’s discretion, the minimum tax (or social insurance) obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery.

i. Amendment of Award. The Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option. Any such action shall require the Participant’s consent unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

j. Foreign Nationals. The Committee may take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Committee deems necessary or advisable to comply with government laws or regulatory requirements of any foreign jurisdiction, including but not limited to modifying or amending the terms and conditions governing any Awards, establishing sub-plans under the Plan, or adopting such procedures as the Committee may determine to be appropriate in response to differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employment, accounting or other matters.

10.	Miscellaneous.

a. No Right To Employment. No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall constitute a contract of employment or confer upon any employee, director or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall it or they be construed as affecting the rights of the Company (or Affiliate) to terminate the service of any person at any time or otherwise change the terms of such service, including, without limitation, the right to promote, demote or otherwise re-assign any employee or other service provider from one position to another within the Company or any Affiliate.

b. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom Restricted Stock or Unrestricted Stock is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise provided in the applicable Award.

c. Effective Date. The date on which the Joint Prepackaged Plan of Reorganization Plan of the Company (and the other Debtors listed therein) becomes effective.

d. Amendment of Plan. The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable. Further, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

e. Repricing. Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or SAR after it is granted; (ii) any other action that is treated as a repricing under generally accepted accounting principles; or (iii) canceling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Common Stock, in exchange for another Option or SAR or other equity, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 5(b).

f. Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

APPENDIX A

PERFORMANCE CRITERIA TERMS

A Performance Criterion must be an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis, including, without limitation, EBITDA or adjusted EBITDA as determined for purposes of any credit agreement or other agreement to which the Company is a party; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; net cash from operations plus or minus such expenditures, expenses, cash proceeds from dispositions (whether or not of operating assets) and other objectively determinable adjustments, if any, as the Committee may determine; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or re-financings. A Performance Criterion and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. The Committee may provide that any or any combination, or all, of the Performance Criteria applicable to an award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria, to the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code.

AMENDMENT NO. 1 TO

XERIUM TECHNOLOGIES, INC.

2010 EQUITY INCENTIVE PLAN

This Amendment No. 1 to the Xerium Technologies, Inc. 2010 Equity Incentive Plan (the “Amendment”) is made on April 19, 2011, effective as of the time provided below.

WHEREAS, Xerium Technologies, Inc. (the “Company”) has heretofore adopted the Xerium Technologies, Inc. 2010 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company has approved the Amendment contingent upon the approval of the Amendment by the stockholders of the Company.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to Section 10(d) of the Plan, the Plan is hereby amended as follows, effective as of such time as the Amendment is approved by the stockholders of the Company:

Section 5(a) of the Plan is amended by deleting the first sentence thereof and replacing it with the following two sentences:

“Subject to adjustment under subsection (b), no more than 913,525 shares of Common Stock in the aggregate may be delivered under or in satisfaction of Awards, provided, however, that to the extent that equity incentive awards granted prior to the Effective Date pursuant to the Company’s 2005 Equity Incentive Plan, as amended, do not vest on or after the Effective Date in accordance with their terms, the number of shares of Common Stock subject to such unvested awards shall be added to the number of shares that may be delivered hereunder. The number of shares of Common Stock delivered under or in satisfaction of Awards shall, for purposes of the immediately preceding sentence, be determined net of shares of Common Stock withheld by the Company in satisfaction of tax withholding requirements with respect to the Award.”

Except as expressly amended hereby, all provisions of the Plan shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

The Amendment shall have no effect until such time as it is approved by the stockholders of the Company.

The provisions of the Amendment shall be governed by and interpreted in accordance with the laws of the State of Delaware.

XERIUM TECHNOLOGIES, INC.

Please take note of the important information enclosed with this proxy card. Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please vote by mail prior to the Annual Meeting of Stockholders to be held on June 17, 2011.

Thank you in advance for your prompt consideration of these matters.

1 ¢

XERIUM TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS - JUNE 17, 2011

The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Stephen R. Light and Kevin McDougall, or any of them, each with full power of substitution, as proxies, to vote at the Annual Meeting of Stockholders of Xerium Technologies, Inc. (the “Company”) to be held at the Company’s offices located at 8537 Six Forks Road, Suite 300, Raleigh, NC 27615, on Friday, June 17, 2011 at 9 A.M. Eastern Time, and any adjournment thereof, all the shares of Common Stock of the Company which the stockholder(s) could vote, if present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote as specified on the reverse.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES, “FOR” PROPOSALS 2, 3 AND 4, AND FOR “3 YEARS” FOR PROPOSAL 5. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

(Continued and to be signed on the reverse side.)

COMMENTS:

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

XERIUM TECHNOLOGIES, INC.

June 17, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.xerium.com

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.   i

¢ 20833304000000001000 6	061711

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES,

“FOR” PROPOSALS 2, 3 AND 4, AND FOR “3 YEARS” FOR PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

¡ Stephen R. Light

¡ David A. Bloss, Sr.

¡ Ambassador April H. Foley

¡ Jay J. Gurandiano

¡ John F. McGovern

¡ Edward F. Paquette

¡ Marc L. Saiontz

¡ James F. Wilson

(Use these circles to withhold authority.  See Instructions below.)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	Approval of Amendment No. 1 to the 2010 Equity Incentive Plan.	☐	☐	☐

3.	Ratification of appointment of Ernst & Young LLP.	☐	☐	☐

4.	Advisory vote on executive compensation.	☐	☐	☐

	1 year	2 years	3 years	ABSTAIN

5.	Advisory vote on the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Mark box at right if you have noted comments.  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
¢	¢